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Exhibit 4.1

        INDENTURE, dated January 22, 2004 between Concordia Bus Nordic AB (publ), a public limited liability company organized under the laws of Sweden (the "Company"), having its principal executive office at Solna Strandväg 78, SE-171 54 Solna, Sweden, the companies listed as initial guarantors on the signature page hereto, and Deutsche Bank Trust Company Americas (the "Trustee"), a banking corporation organized under the laws of the State of New York, having its principal office at 60 Wall Street, New York, NY 10005.

RECITALS

A.
The Company has duly authorized the creation of an issue of its €130,000,000 9.125% Senior Secured Notes due August 1, 2009 (the "Notes" and each a "Note"), and to provide therefor the Company has duly authorized the execution and delivery of this Indenture. The Notes may consist of either or both of Original Notes or Exchange Notes, each as defined below. The Original Notes and the Exchange Notes shall rank pari passu with each other.

B.
All things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and the Guarantees the valid obligations of the initial guarantors, and to make this Indenture a valid agreement of the Company and the initial guarantors party thereto, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

101. Definitions

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)
the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)
all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)
all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (whether or not such is indicated herein), and, except as otherwise herein expressly provided, GAAP with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in Sweden at the date of such computation;

(4)
unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with generally accepted accounting principles but shall not include the accounts of Unrestricted Subsidiaries;

(5)
the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6)
mentioning anything after "include", "includes" or "including" does not limit what else might be included, and the use of "or" is not exclusive;

(7)
references herein to Sections or Annexes are references to Sections of or Annexes to this Indenture;

(8)
all references in this Indenture or the Notes to "interest" on a Note shall, unless the context otherwise requires, be deemed to include any Special Interest, if any, and Additional Amounts, if any, thereon;

(9)
all references in this Indenture to an Authorized Signatory shall (i) if there is no such person, be deemed to include its reasonable equivalent; and (ii) if such person is required to sign for the Company jointly with another Authorized Signatory, be deemed to refer to, collectively, such person and such other Authorized Signatory which is so required to sign jointly with such person.; and

(10)
whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

  "Commission" means the Commission as defined herein;

  "indenture securities" means the Notes;

  "indenture security holder" means a Holder;

  "indenture to be qualified" means this Indenture;

  "indenture trustee" or "institutional trustee" means the Trustee; and

  "obligor" on the indenture securities means the Company, the Guarantors, or any other obligor (including any other guarantor) in respect of the Notes. All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act by reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

        "Act", when used with respect to any Holder, has the meaning specified in Section 104.

        "Acquired Debt" means, with respect to any specified Person:

(1)
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)
Indebtedness assumed, or secured by a Lien encumbering any asset acquired, by such specified Person.

        "Additional Amounts" has the meaning specified in Section 1018.

        "Additional Notes" means Notes of the same series issued from time to time after the Issue Date under the terms of this Indenture, subject to prior authorization by a Board Resolution (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1108), subject to compliance with the provisions of Section 1008 and Section 303 hereunder.

        "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of any depository for such Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

        "Asset Sale" means:

(1)
the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory (other than buses) in the ordinary course of business consistent with past practices; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Article Eight and Section 1015 and not by Section 1014; and

(2)
the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

        Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)
any single transaction or series of related transactions (other than sales of buses) that (a) involves assets having a fair market value of less than SEK 8,000,000 or (b) results in net proceeds to the Company and its Restricted Subsidiaries of less than SEK 8,000,000, and in each case which when aggregated with the Net Proceeds of all other such disposals does not exceed SEK 25,000,000;

(2)
a transfer of assets between or among the Company and its Wholly Owned Restricted Subsidiaries that are Subsidiary Guarantors, provided that Swebus AB and Swebus Busco AB shall not transfer any assets other than to the Company;

(3)
an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company, and

(4)
sales of property or equipment that has become worn-out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company and its Restricted Subsidiaries (including, without limitation, buses that the Company has determined in good faith will not meet applicable public transportation authority requirements, which, if met, would permit such buses to be a part of the fleet utilized in local public transportation contracts), provided that any dispositions made pursuant to this parenthetical are made for fair market value (as determined in good faith by the Company's board of directors or the chief financial officer of the Company), and provided further that clause (3) of the first paragraph of Section 1014 is complied with).

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

        "Authorized Signatory" means a person registered with the Swedish Patent and Registration Office (SW. Patent-och Registreringsverket) as authorized to sign for the Company, individually or jointly.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

        "Board Resolution" with respect to a company means a copy of a resolution certified by a Managing Director or Authorized Signatory of such company to have been duly adopted by the board of directors of such company and to be in full force and effect on the date of such certification.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the cities of New York, London or Stockholm are authorized or obligated by law or executive order to close.

        "Calculation Date" has the meaning specified in the definition of Disqualified Share Capital.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Cash Equivalents" means:

(1)
Swedish Kronor, euro and US dollars;

(2)
debt securities issued or directly and fully guaranteed or insured by the government of Sweden, the United States of America or the United Kingdom or any agency or instrumentality thereof (provided that the full faith and credit of Sweden, the United States of America or the United Kingdom, respectively, is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

(3)
certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, having a rating of at least P-1 from Moody's and A-1 from S&P;

(4)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution authorized to operate in Sweden under Swedish banking laws whose long term unsecured, unsubordinated debt rating is at least Aa3 by Moody's or AA- by S&P;

(5)
commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

(6)
money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Certificated Note" means any Note substantially in the form set forth in Sections 203 and 204 hereof issued in accordance with Section 305.

        "Change of Control" means the occurrence of any of the following:

(1)
the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder;

(2)
the approval by the holders of Share Capital of any Parent Company or the Company of any plan or proposal for the liquidation or dissolution of such Parent Company or the Company, as applicable (whether or not otherwise in compliance with the provisions of this Indenture);

(3)
before the Public Equity Offering, the Permitted Holders hold less than 51% of the aggregate ordinary voting power represented by the issued and outstanding Share Capital of any Parent Company or the Company;

(4)
after the Public Equity Offering, any Person or group (other than the Permitted Holders) becomes the Beneficial Owner, directly or indirectly, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Share Capital of any Parent Company or the Company and the ownership of such Person or group in such entity shall exceed that of the Permitted Holders collectively;

(5)
the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors of the Company or the first day on which a majority of the members of the board of directors of any Parent Company are not Continuing Directors of such Parent Company; or

(6)
the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Shares of the Company are converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Shares of the Company outstanding immediately prior to such transaction are converted into or exchanged for Voting Shares (other than Disqualified Share Capital) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Shares of such surviving or transferee Person immediately after giving effect to such issuance.

        "Clearstream" means Clearstream Banking, société anonyme.

        "Collateral" means all collateral securing, or purported to be securing, directly or indirectly, the Notes, the Note Guarantees or the obligations to the Trustee and the Security Trustee pursuant to the Security Documents.

        "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Company" means Concordia Bus Nordic AB (publ) until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

        "Company Order" means a written request signed in the name of the Company by its Chief Executive Officer, its Managing Director or a Director, and by its Director of Finance, its Company Secretary or an Assistant Company Secretary, or any equivalent thereof, and delivered to the Trustee.

        "Concordia Bus BV" means Concordia Bus BV, a company organized under the laws of the Netherlands.

        "Concordia Bus Nordic AB" means Concordia Bus Nordic AB (publ), a public limited liability company organized under the laws of Sweden.

        "Consolidated Cashflow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)
plus an amount equal to any non-recurring loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income, and minus an amount equal to any extraordinary gain and minus any net gain realized in connection with an Asset Sale, to the extent such gains were included in computing such Consolidated Net Income;

(2)
plus charges classified and reflected as non-recurring on the Issue Date and for any other such period, in each case, on the Company's consolidated financial statements prepared in accordance with GAAP;

(3)
plus provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period (other than income or profits taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income;

(4)
plus consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income;

(5)
plus depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income;

(6)
minus non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its shareholders.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)
the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Subsidiary thereof;

(2)
the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders;

(3)
the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

(4)
the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

(5)
the cumulative effect of a change in accounting principles will be excluded;

(6)
any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature will be excluded, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued in any period for which Consolidated Net Income is required to be calculated for purposes of this Indenture; and

(7)
for purposes of the "Restricted Payments" covenant, in the case of a successor to the specified Person by consolidation or merger or as a transferee of the specified Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets will be excluded.

        "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

(1)
the consolidated equity of the common shareholders of such Person and its consolidated Subsidiaries as of such date; plus

(2)
the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Shares (other than Disqualified Share Capital) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Shares.

        "Continuing Directors" means, with respect to a company, as of any date of determination, any member of the board of directors of such company who:

(1)
was a member of such board of directors on the Issue Date; or

(2)
was nominated for election or elected to such board of directors with the approval of a majority or, in the event such nomination or election is statutorily by action of the shareholders of or corporate assembly with respect to such company, with the concurrence of a majority, of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

        "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Deutsche Bank Trust Company Americas, 60 Wall Street, New York, NY 10005, Attention: Corporate Trust and Agency Services (telephone 1 212 250 2157, fax 1 212 797 8614) or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

        "covenant defeasance" has the meaning specified in Section 1303.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "defeasance" has the meaning specified in Section 1302.

        "Disposed" means, in respect of an entity, the sale or disposal of such entity (whether by merger, consolidation, the sale of its Share Capital or the sale of all or substantially all of its assets (other than by way of lease)), or the sale or disposal of any intermediary entity through which the Company indirectly owns such entity, to any Person.

        "Disqualified Share Capital" means any Share Capital that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is six months after the date on which the Notes mature. Notwithstanding the preceding sentence, any Share Capital that would constitute Disqualified Share Capital solely because the holders thereof have the right to require the Company to repurchase such Share Capital upon the occurrence of a change of control or an asset sale will not constitute Disqualified Share Capital if the terms of such Share Capital provide that the Company may not repurchase or redeem any such Share Capital pursuant to such provisions unless such repurchase or redemption complies with Section 1009.

        "Distribution Compliance Period" means the period of 41 consecutive days beginning on and including the later of (i) the day on which Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the day on which the closing of the offering of Notes pursuant to the Purchase Agreement occurs.

        "Equity Interests" means Share Capital and all warrants, options or other rights to purchase or acquire Share Capital (but excluding any debt security that is convertible into, or exchangeable for, Share Capital).

        "Euro", "euro" and "€" means the single currency introduced at the start of the third stage of economic and monetary union pursuant to the Treaty establishing the European Community, as amended by the Treaty on European Union.

        "Euroclear" means The Euroclear System.

        "Event of Default" has the meaning specified in Section 501.

        "Exchange Act" means the United States Securities Exchange Act of 1934 (or any successor statute), as amended from time to time, and the rules and regulations thereunder.

        "Exchange Note" means any note issued by the Company (i) pursuant to the Exchange Offer, (ii) upon the registration of transfer of a Note registered for resale on a Resale Registration Statement or (iii) upon the transfer of, or in exchange for, Notes which are Exchange Notes.

        "Exchange Offer" has the meaning specified in the form of the face of either the Global Note set forth in Section 202 or the Certificated Note set forth in Section 203.

        "Expiration Date" has the meaning specified in the definition of "Offer to Purchase".

        "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

(1)
the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus

(2)
the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)
any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)
the product of (a) all payments (whether by way of dividends, distributions or advances, and whether or not in cash), (i) in respect of the Parent Notes, other than interest in respect of the Subordinated Shareholder Loan and (ii) on any series of Preference Shares of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other Disqualified Share Capital) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Shares subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Shares, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)
acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2)
the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

(3)
the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

        "GAAP" means accounting principles and practices which are (i) generally accepted in Sweden as of the Issue Date and (ii) consistent with the accounting principles applied by the Company, and any variation to such accounting principles and practices which is not material.

        "Global Note" means a Note evidencing all or a part of all the Notes substantially in the form set forth in Sections 202 and 204 hereof.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantor" means the initial Guarantors named herein and any Subsidiary which is a guarantor of the Notes, including any Person that is required after the date of this Indenture to execute a guarantee of the Notes pursuant to Section 1017 until a guarantor is released in accordance with the terms of this Indenture or until a successor replaces such party pursuant to the applicable provisions of this Indenture (and, in the case of such a replacement, shall mean such successor), in each case to the extent the Note Guarantee issued by such Guarantor is a valid and subsisting Guarantee.

        "Guarantor Intercompany Loans" means the loan from Swebus AB to the Company evidenced by the promissory note dated 22 January, 2004 issued by Swebus AB and payable to the Company in the principal amount of €21,826,913 and the loan from Swebus Busco AB to the Company evidenced by the promissory note dated 22 January, 2004 issued by Swebus Busco AB and payable to the Company in the principal amount of €87,307,650.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

(1)
any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount interest rate swap, cap, floors, and collar agreements; and

(2)
any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

        "Holder" means, with respect to a Note, the Person in whose name such Note is registered in the Note Register.

        "Holding" means Concordia Bus Nordic Holding AB.

        "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become directly or indirectly liable in respect of such Indebtedness or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing).

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent,

(1)
in respect of borrowed money;

(2)
evidenced by bonds, notes, debentures or similar instruments or letters of credit or bank guarantees (or reimbursement agreements in respect thereof);

(3)
in respect of banker's acceptances;

(4)
representing Capital Lease Obligations or Attributable Indebtedness with respect to Sale and Leaseback transactions;

(5)
representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)
representing any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of any other Person secured by a Lien on any asset or property of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

        The amount of any Indebtedness outstanding as of any date will be:

(1)
the accreted value thereof, in the case of any Indebtedness issued with original issue discount; or

(2)
the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        For the avoidance of doubt, Indebtedness will not include amounts owed under operating leases that would not be Attributable Debt.

        "Indenture" means this instrument as originally executed or as it may from time to time be amended or supplemented by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

        "Indirect Parent" means Concordia Bus AB (publ).

        "Initial Purchasers" means Goldman Sachs International and J.P. Morgan Securities, Ltd.

        "Initial Regulation S Notes" means the Notes sold by the Initial Purchasers in the initial offering contemplated by the Purchase Agreement in reliance on Regulation S.

        "Insolvency Law" means any law applicable to the insolvency of a Person or the relief of debtors generally and, with respect to a Swedish company, means in particular the Bankruptcy Act (Sw. Konkurslagen (1987:672) and the Business Reorganization Act (Sw. lag (1996:764) om företagsrekonstruktion), in each case as amended from time to time, and any successor thereto.

        "Interest Payment Date" means the Stated Maturity of an instalment of interest on the Notes.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 1009.

        "Issue Date" means January 22, 2004, the date of original issuance of the Notes initially issued under this Indenture.

        "Joint Venture" means, with respect to any Person, any corporation, association, partnership or other business entity of which 50% of the total Voting Shares thereof is owned or controlled, directly or indirectly, by such Person or one or more Wholly Owned Restricted Subsidiaries of such Person (or a combination thereof).

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, assignment or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, and any option or other agreement to sell or give a security interest.

        "Management Services Agreement" means that agreement dated as of January 14, 2000 among Concordia Bus BV, Concordia Bus Management AS and SBC.

        "Maturity", when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred share dividends, excluding, however:

(1)
any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)
any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale paid in cash, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale.

        "Non-Recourse Debt" means Indebtedness:

(1)
as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)
no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)
as to which the lenders have been notified in writing that they will not have any recourse to the shares or assets of the Company or any of its Restricted Subsidiaries.

        "Note Guarantee" means a guarantee in favor of the Notes given by a Guarantor pursuant to this Indenture.

        "Note Register" and "Note Registrar" have the respective meanings specified in Section 305.

        "Notes" has the meaning specified in the first paragraph of the Recitals.

        "Obligations" means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Offer" has the meaning specified in the definition of Offer to Purchase.

        "Offer to Purchase" means a written offer (the "Offer") sent by the Company to each Holder in accordance with Section 106 on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee in writing at least 15 Business Days (or such shorter period as is acceptable to the Trustee) before the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and semi-annual financial statements and "Operating and Financial Review and Prospects" or "Management's Discussion and Analysis of Financial Condition and Results of Operations", as the case may be, contained in the documents required to be filed with the Trustee pursuant to Section 1019 (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in Clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer to Purchase may include an offer to purchase, on a pro rata basis, other debt of the Company that is pari passu with the Notes. The Offer shall also state:

(1)
the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(2)
the Expiration Date and the Purchase Date;

(3)
the aggregate principal amount of the Outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

(4)
the purchase price to be paid by the Company for each €1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

(5)
that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of €1,000 principal amount;

(6)
the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7)
that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

(8)
that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

(9)
that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer before the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10)
that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11)
that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of €1,000 or integral multiples thereof shall be purchased); and

(12)
that in case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

        Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

        "Officer's Certificate" means, with respect to any Person, a certificate signed by an Authorized Signatory of such Person.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, which shall be delivered to the Trustee.

        "Original Notes" means the Notes that are not Exchange Notes or Additional Notes.

        "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes previously authenticated and delivered under this Indenture, except:

(1)
Notes previously cancelled by the Trustee or any Paying Agent or delivered to the Trustee or any Paying Agent for cancellation;

(2)
Notes for whose payment or redemption money in the necessary amount has been previously deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(3)
Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such

  Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

        "Parent Companies" means Concordia Bus BV, Concordia Bus Holding AB (formerly known as CB Bus Nordic AB), Concordia Bus AB and Holding.

        "Parent Notes" means the 11% Senior Subordinated Notes due February 15, 2010, issued by Concordia Bus AB.

        "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

        "Permitted Business" means the business of providing public transportation services in the Nordic Region and Europe (including the Baltic States) and businesses ancillary or reasonably related or similar thereto.

        "Permitted Debt" has the meaning specified in Section 1008.

        "Permitted Holders" means, individually and collectively, (a) Goldman Sachs International and its Affiliates and (b) SG and its Affiliates.

        "Permitted Investments" means:

(1)
any Investment in the Company by any Restricted Subsidiary of the Company, provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture;

(2)
any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if (a) such Person is or, as a result of such Investment becomes, a Qualifying Restricted Subsidiary of the Company; or (b) as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company;

(3)
any Investment made as a result of the receipt of non-Cash Equivalent consideration from an Asset Sale that was made pursuant to and in compliance with Section 1014 in this Indenture;

(4)
any Investment in Cash Equivalents;

(5)
Investments in securities of trade creditors or customers received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy of insolvency of such trade creditors of customers;

(6)
loans and advances to directors, officers and employees of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of an aggregate SEK 3 million at any one time outstanding;

(7)
Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

(8)
investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and workers' compensation, performance and other similar deposits;

(9)
any prepayments on operating leases;

(10)
any Permitted Joint Venture Investment, provided that the consideration paid or payable for such Investment, when aggregated with the consideration paid or payable (measured on the date each such Investment was made and without giving effect to subsequent changes in value) for all other Investments comprising Permitted Joint Venture Investments made pursuant to this clause (10) does not exceed the amount, calculated at the time such Investment is made, equal to (a) 25.0% of the Consolidated Cash Flow of the Company for the period (taken as one accounting period) from the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Investment, if such Consolidated Cash Flow for such period is a positive amount, plus (b) 100% of the aggregate of (i) the net cash proceeds and (ii) the fair market value of Strategic Assets transferred or conveyed to the Company (as valued at the time of transfer or conveyance to the Company, and as determined in good faith by the board of directors of the Company and evidenced by a resolution of such board), in each case received by the Company at the time of or concurrently with such Investment as a contribution to the Company's common equity capital, provided that the amount of such net cash proceeds and the fair market value of such Strategic Assets will be excluded from clause 1(d)(z)(ii) of Section 1009;

(11)
any Permitted Minority Investment, provided that the consideration paid or payable for such Investment, when aggregated with the consideration paid or payable (measured on the date each such Investment was made and without giving effect to subsequent changes in value) for all other Investments comprising Permitted Minority Investments made pursuant to this clause (11) does not exceed the amount, calculated at the time such Investment is made, equal to (a) 7.5% of the Consolidated Cash Flow of the Company for the period (taken as one accounting period) from the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Investment, if such Consolidated Cash Flow for such period is a positive amount, plus (b) 100% of the aggregate of (i) the net cash proceeds and (ii) the fair market value of Strategic Assets transferred or conveyed to the Company (as valued at the time of transfer or conveyance to the Company, and as determined in good faith by the board of directors of the Company and evidenced by a resolution of such board), in each case received by the Company at the time of or concurrently with such Investment as a contribution to the Company's common equity capital, provided that the amount of such net cash proceeds and the fair market value of such Strategic Assets will be excluded from clause 1(d)(z)(ii) of Section 1009; and

(12)
any other Investment in any Person having a fair market value (measured on the date such Investment was made and without giving effect to subsequent changes in value) not to exceed the sum of (i) SEK 10,000,000 minus (ii) aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) of all other Investments made pursuant to this clause (12) since the Issue Date plus (iii) to the extent that any such Investment made pursuant to this clause (12) is sold for Cash Equivalents or otherwise liquidated or repaid for Cash Equivalents, the lesser of (A) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (B) the initial amount of such other Investment.

        "Permitted Joint Venture Investment" means the Investment by the Company or one or more Wholly Owned Restricted Subsidiaries of the Company in a Joint Venture; provided that, in any such case, such Joint Venture shall be engaged primarily in a Permitted Business.

        "Permitted Junior Securities" means:

(1)
Equity Interests in the Company; or

(2)
debt securities of the Company that (A) are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to this Indenture and (B) have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Notes.

        "Permitted Liens" means:

(1)
Liens to secure Indebtedness incurred under a Revolving Credit Facility permitted by clause 2(a) of Section 1008, provided that (a) such Liens consist solely of security interests in accounts receivable (and related assets); (b) the aggregate nominal value of all such accounts receivable is not more than the amount outstanding under the Revolving Credit Facility at the time such Lien is created and (c) such Liens rank pari passu with or are subordinated to the Liens with respect to the Notes;

(2)
Liens to secure the Original Notes, or Exchange Notes issued therefor, or the Note Guarantees;

(3)
Liens to secure Permitted Refinancing Debt incurred to refinance Indebtedness that was previously so secured; provided that such Liens do not extend to cover any property or assets of the Company or any Restricted Subsidiaries other than that pledged under the Liens securing the Indebtedness being refinanced;

(4)
Liens in favor of the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor;

(5)
Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(6)
Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

(7)
Liens to secure the performance of tenders or bids, government contracts or concessions, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature (other than obligations in respect of borrowed money) incurred in the ordinary course of business;

(8)
Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause 2(c) of Section 1008 covering only the assets acquired with such Indebtedness;

(9)
Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;

(10)
statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(11)
Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith;

(12)
Liens arising out of or related to judgments not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(13)
easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(14)
Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(15)
Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(16)
Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; and

(17)
Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed SEK 150,000,000 at any one time outstanding less the amount of any Indebtedness secured by Liens granted pursuant to clause (1) of this definition.

        "Permitted Minority Investment" means the Investment by the Company or by a Wholly Owned Restricted Subsidiary of the Company in any corporation, association, partnership or other business entity of which less than 50% of the total Voting Shares thereof will, upon consummation of such acquisition or other Investment, be owned or controlled by the Company or one or more of the Wholly Owned Restricted Subsidiaries of the Company (or a combination thereof), but over which the Company or one or more Wholly Owned Restricted Subsidiaries of the Company (or a combination thereof) maintains the power to influence or participate in the management thereof by virtue of representation on such corporation's, association's, partnership's or other business entity's board of directors (or persons performing similar functions) through a contractual relationship with such entity or with the holders of such entity's Voting Shares; provided that, in any such case, such corporation, association, partnership or other business entity shall be engaged primarily in a Permitted Business.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company (other than intercompany Indebtedness owed to any of the Company's Subsidiaries); provided that:

(1)
the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

(2)
such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(3)
if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced renewed, replaced, defeased or refunded.

        "Person" means an individual, partnership, limited partnership, company, corporation, limited liability company, joint stock company, joint venture, association, trust, business trust, unincorporated organization, or a government or agency or political subdivision thereof.

        "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

        "Preferred Shares" of any Person means any Share Capital of such Person that has any rights which are preferential to the rights of any other Share Capital of such Person with respect to dividends or redemptions or upon liquidation.

        "Public Equity Offering" means any underwritten public offering of Share Capital (other than Disqualified Share Capital) of the Company, Holdings, Indirect Parent or Concordia Bus BV in which (a) the gross proceeds to the Company, Holdings, Indirect Parent or Concordia Bus BV, respectively, are at least €50 million and (b) with respect to an offering other than by the Company, the proceeds of which are contributed to the Company, directly or indirectly, in the form of a subscription for, or capital contribution in respect of, Share Capital in the Company that is not Redeemable Share Capital.

        "Purchase Agreement" means the Purchase Agreement, dated as of January 16, 2004, among the Company, the Guarantors and the Initial Purchaserss, as such agreement may be amended from time to time.

        "Purchase Amount" has the meaning specified in the definition of Offer to Purchase.

        "Purchase Date" has the meaning specified in the definition of Offer to Purchase.

        "Purchase Price" has the meaning specified in the definition of Offer to Purchase.

        "Qualifying Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person eighty five percent (85%) or more of the outstanding Share Capital or other ownership interests of which (other than directors' qualifying shares) is at the time owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

        "Redeemable Share Capital" means any Share Capital that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or the passage of time would be, required to be redeemed prior to the final stated maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to such final stated maturity (other than upon a change of control of the Company in circumstances where holders of the Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final stated maturity at the option of the holder thereof.

        "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

        "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

        "Registration Default" has the meaning set forth in the form of face of the Global Note contained in Section 202 or the Certificated Note in Section 203.

        "Registration Default Period" has the meaning set forth in the form of face of the Global Note contained in Section 202 or the Certificated Note in Section 203.

        "Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated the date of this Indenture among the Company, the Guarantors and the Initial Purchasers.

        "Regular Record Date" for the interest payable on any Interest Payment Date means the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

        "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

        "Regulation S Certificate" means a certificate substantially in the form set forth in Annex A.

        "Regulation S Global Note" has the meaning specified in Section 201.

        "Regulation S Legend" means a legend substantially in the form of the legend required in the forms of face of Note set forth in Section 202 and Section 203 to be placed upon a Regulation S Global Note.

        "Regulation S Notes" means all Notes required pursuant to Section 305(c) to bear a Regulation S Legend. Such term includes a Regulation S Global Note.

        "Relevant Date", for the purposes of Section 1018, means the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the Paying Agent or the Trustee on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect shall have been duly given to the Holders by the Company in accordance with the terms and conditions of this Indenture.

        "Resale Registration Statement" means a registration statement under the Securities Act registering the Notes for resale pursuant to the terms of the Registration Rights Agreement.

        "Residual Value Guarantee" means a commitment by a bus manufacturer or finance company (or an affiliated entity) to repurchase buses from, or on behalf of, a bus operator according to a Specified Residual Value.

        "Responsible Officer", when used with respect to the Trustee, means any director, managing director, associate, vice president, assistant secretary or trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officer within the corporate trust department and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Note" means all Notes required pursuant to Section 305(c) to bear a Restricted Notes Legend. Such term includes a Rule 144A Global Note.

        "Restricted Notes Certificate" means a certificate substantially in the form set forth in Annex B.

        "Restricted Notes Legend" means a legend substantially in the form of the legend required in the forms of face of Notes set forth in Section 202 and Section 203 to be placed upon a Restricted Note.

        "Restricted Payments" has the meaning specified in Section 1009.

        "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

        "Revolving Credit Facilities" means with respect to the Company, one or more debt facilities or commercial paper facilities with banks, insurance companies or other institutional lenders providing for revolving credit loans, receivables financing (including through the sale or factoring of receivables to such lenders or to special purpose entities formed to borrow from or issue securities to such lenders against such receivables), letters of credit or other forms of guarantees and assurances or other credit facilities, including overdrafts, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, provided, however, that "Revolving Credit Facilities" will not mean any Indebtedness that expressly provides that it is subordinated in right of payment to any other Indebtedness.

        "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

        "Rule 144A Global Note" means any Global Note required pursuant to Section 305(c) to bear a Restricted Notes Legend.

        "Rule 144A Notes" means all Notes initially distributed in connection with the offering of the Notes by Initial Purchasers through its selling agent, in reliance upon Rule 144A.

        "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

        "SBC" means Ingeniør M.O. Schøyens Bilcentraler AS, a Norwegian company.

        "SEC Registered Notes" means the Exchange Notes and all other Notes sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Notes.

        "Securities Act" means the United States Securities Act of 1933 (or any successor statute), as amended from time to time, and the rules and regulations thereunder.

        "Security Documents" means, collectively, the Security Trustee Agreement, and all security agreements, pledges and other agreements or instruments evidencing or creating any security in favor of the Security Trustee, the Trustee and/or any Holders of the Notes in any or all of the Collateral, including the agreements and instruments listed in Schedule 1 hereto.

        "Security Trustee" means Deutsche Trustee Company Limited, or its successor appointed from time to time as security trustee for the Trustee and Holders under the Security Trustee Agreement.

        "Security Trustee Agreement" means the security trustee agreement between the Company, the Trustee, the Security Trustee and the initial Guarantors, dated January 22, 2004.

        "SEK" and "Swedish Kronor" mean the lawful currency for the time being of Sweden.

        "SG" means Schøyen Gruppen AS, a Norwegian Company.

        "Share Capital" means:

(1)
in the case of a corporation, corporate stock and shares;

(2)
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and shares;

(3)
in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

        "Special Interest" has the meaning given to it in the Registration Rights Agreement.

        "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

        "Specified Residual Value" means the guaranteed value of a bus according to a schedule in the Residual Value Guarantee that identifies fixed prices for value of buses based on bus age and condition at future specified dates. This value is correlated to expected used-bus resale values.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Step-Down Date" has the meaning set forth in the form of face of the Global Note contained in Section 202 or the Certificated Note in Section 203.

        "Step-Up" has the meaning set forth in the form of face of the Global Note contained in Section 202 or the Certificated Note in Section 203.

        "Strategic Assets" means (i) Share Capital of a Person which is engaged primarily in a Permitted Business and (ii) property, plant, equipment, buses and other assets, real or personal, tangible or intangible, the use of which is necessary or useful in the conduct of the business and operations of the Company and its Subsidiaries at the time the same are transferred or conveyed to the Company.

        "Strategic Investment" means the acquisition of, or other Investment in, another Person by the Company or a Wholly Owned Restricted Subsidiary of the Company, provided that, in any such case, such other Person shall be engaged primarily in a Permitted Business.

        "Subordinated Shareholder Loan" means the SEK 501.3 million loan from Concordia Bus Holding AB to the Company, made on February 28, 2002 pursuant to the subordinated loan agreement executed on February 28, 2002 and amended and restated on the Issue Date.

        "Subsidiary" means, with respect to any Person:

(1)
any corporation, association or other business entity of which more than 50% of the total Voting Shares thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

        "Successor Note" of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

        "Swedish Government Euro Obligation" means debt securities issued or directly and fully guaranteed or insured by the government of Sweden or any agency or instrumentality thereof (provided that the full faith and credit of Sweden is pledged in support thereof) which are denominated in euros and which are otherwise payable upon maturity and upon any earlier redemption thereof in euros.

        "Trust Indenture Act" means the United States Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

        "Unrestricted Notes Certificate" means a certificate substantially in the form set forth in Annex C.

        "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the board of directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)
has no Indebtedness other than Non-Recourse Debt;

(2)
is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time of such designation from Persons who are not Affiliates of the Company;

(3)
is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

(4)
has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

(5)
has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

        Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 1009. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be Incurred by a Restricted Subsidiary of the Company as of the date it so fails to meet such requirements and, if such Indebtedness is not permitted to be Incurred as of such date under Section 1008 the Company will be in default of such Section. The board of directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that any Indebtedness of such Subsidiary will be deemed to be Incurred by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under clause (1) of Section 1008, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

        "Voting Shares" of any Person as of any date means the Share Capital of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the board of directors (or persons performing similar functions) of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Share Capital at any date, the number of years obtained by dividing:

(1)
the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)
the then principal amount or liquidation preference of such Indebtedness or Disqualified Share Capital.

        "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Share Capital or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

102. Compliance Certificates and Opinions

        Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall promptly furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or as may be requested by the Trustee. Each such certificate or opinion shall be given in the form of an Officer's Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by Counsel, shall be in form and substance satisfactory to the Trustee and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)
a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)
a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)
a statement that, in the opinion of each such individual, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)
a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

103. Form of Documents Delivered to Trustee

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

104. Acts of Holders; Record Date

        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are actually received by the Trustee and, where it is hereby expressly required, by the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

        The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

        The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Notes entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by such Holders. If not set by the Company before the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, before such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) before such first solicitation or vote, as the case may be. With regard to any record date, only the Holders of Notes on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

        The ownership of Notes shall be proved by the Note Register.

        In the case of a Global Note, its Holder shall be entitled to give or take, or vote on, any relevant action with respect to all or only a portion of the principal amount at maturity represented by such Global Note as of the record date fixed for Notes, as indicated by Schedule A to such Global Note.

        Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount at maturity of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

        Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

105. Notices, etc., to Trustee and Company

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)
the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at its Corporate Trust Office, or

(2)
the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company, or to such Guarantor care of the Company, addressed to the Company at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company.

106. Notice to Holders; Waiver

        Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, or in the case of any Global Note, at the address provided to the Trustee by the Holder thereof, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        Except as otherwise provided herein, all notices to Holders will be valid if published in a leading English language daily newspaper published in New York City and in London or such other English language daily newspaper with general circulation in Europe and the United States, as the case may be, as the Trustee may approve and, so long as the Notes are listed on the Luxembourg Stock Exchange, in one daily newspaper published in Luxembourg approved by the Trustee. Any notice will be deemed to have been given on the date of publication or, if so published more than once or on different dates, on the date of the first publication.

        In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

        Any request, demand, authorization, directive, notice, consent or waiver required or permitted under this Indenture shall be in the English language.

107. Trust Indenture Act Controls

        If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

        The parties agree the provisions of the Trust Indenture Act (including Sections 310 through 318, inclusive, thereof) that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein. If and to the extent that any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control and such Indenture provisions shall be deemed modified thereby.

108. Effect of Headings and Table of Contents; Counterparts

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

109. Successors and Assigns

        All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

110. Severability Clause

        In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

111. Benefits of Indenture

        Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

112. Governing Law

        This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

113. Legal Holidays

        In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity, provided that no additional interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Purchase Date or Stated Maturity, as the case may be, on account of such delay.

114. Agent for Service; Submission to Jurisdiction; Waiver of Immunities

        By the execution and delivery of this Indenture, the Company and each Guarantor (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Notes or this Indenture that may be instituted in any Federal or State court in the Borough of Manhattan, The City of New York or brought under Federal or State securities laws or brought by any Holder or by the Trustee in its capacity as a trustee hereunder or the Security Trustee in its capacity as Security Trustee under the Security Documents, and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding and waives, to the extent possible, any objection which it may now or hereafter have to the laying of venue of any such proceeding or any claim of inconvenient forum, and (iii) agrees that service of process upon CT Corporation System shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company and each Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect and for the continuous period from the date hereof through and including the date which is 550 calendar days after the date upon which the last of the Notes shall be outstanding. The Trustee, each such Holder, and the Security Trustee, as the case may be, agrees to mail or deliver a copy of any service referred to in (iii) above to the Company and each relevant Guarantor, as applicable, at the address of such party provided for in Section 105.

        To the extent that the Company or a Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment before judgment, attachment in aid of execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its respective obligations under this Indenture and the Notes to the fullest extent permitted by law.

115. Conversion of Currency

        The Company and the Guarantors covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes and this Indenture:

(a)	(i)	If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other currency (the "judgment currency") an amount due in euros, then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).
(ii)
If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company or any Guarantor, as the case may be, will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in euros originally due.
(b)
In the event of the winding-up of the Company or any Guarantor at any time while any amount or damages owing under the Notes and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company or such Guarantor shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in euros due or contingently due under the Notes and this Indenture (other than under this Subsection (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (b), the final date for the filing of proofs of claim in the winding-up of the Company or any Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company or such Guarantor may be ascertained for such winding-up before payment by the liquidator or otherwise in respect thereto.
(c)
The term "rate(s) of exchange" shall mean the rate(s) of exchange quoted by the Trustee at its foreign exchange desk in its office in New York, New York at 12:00 noon (New York City time) for purchases of euros with the judgment currency other than euros referred to in Subsections (a) and (b) above and includes any premiums and costs of exchange payable.

116. Currency Equivalent

        Except as provided in Section 115, for purposes of the construction of the terms of this Indenture or of the Notes, in the event that any amount is stated herein in euros or in SEK, as of any date such euro or SEK amount shall also be deemed to represent the amount in any other relevant currency which is required to purchase such amount in euros or SEK, respectively, at the rate of exchange quoted by the Trustee at its foreign exchange desk in its office in New York, New York at 12:00 noon (New York City time) on the date of determination.

ARTICLE TWO

NOTE FORMS

201. Forms Generally

        The Notes and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.

        The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

        Notes will be initially issued as one or more Global Notes. Each Global Note authenticated under this Indenture shall be in global registered form without coupons, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

        Upon their original issuance, Rule 144A Notes and Initial Regulation S Notes shall be issued in the form of separate Global Notes. The Global Notes representing Rule 144A Notes, together with their Successor Notes which are Global Notes other than Regulation S Global Notes, are collectively herein called the "Rule 144A Global Notes". The Global Notes representing Initial Regulation S Notes, together with their Successor Notes which are Global Notes other than Rule 144A Global Notes, are collectively herein called the "Regulation S Global Notes".

202. Form of Face of Global Note

9.125% SENIOR SECURED NOTES DUE AUGUST 1, 2009

COMMON CODE NO.                        ISIN NO.                        No.

[Legend if the Note is a Rule 144A Note:

        THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OR BENEFIT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. THIS NOTE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE SHALL BE DEEMED, BY THE ACCEPTANCE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT. EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE TRANSFEROR OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]

[Legend if the Note is a Regulation S Global Note:

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT, UNDER THE SECURITIES ACT, BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THIS NOTE IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]

[Legend if the Note is not an Exchange Note:

        THE HOLDER OF THIS NOTE IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF JANUARY 22, 2004, AMONG THE COMPANY AND THE OTHER PARTIES REFERRED TO THEREIN.]

        [If the Note is a Global Note, then insert the following paragraph: THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

        Concordia Bus Nordic AB (publ), a public limited liability company formed under the laws of Sweden (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                        or its registered assigns the principal sum indicated on Schedule A hereof on August 1, 2009 and to pay interest thereon from January 22, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing August 1, 2004, at the rate of 9.125% per annum, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 10.125% per annum on any overdue principal and premium and on any overdue installment of interest until paid.

        [If an Original Note, then insert: provided, however, that if (i) the Company has not filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), registering a security substantially identical to this Note (except that such Note will not contain terms with respect to the Special Interest payments described below or legends reflecting transfer restrictions) pursuant to an exchange offer (the "Exchange Offer") (the "Exchange Registration Statement") (or, if applicable, a registration statement registering this Note for resale (a "Resale Registration Statement")) on or before the date on which such registration statement is required to be filed pursuant to the Exchange and Registration Rights Agreement, dated as of January 22, 2004 among the Company and the other parties referred to therein (the "Registration Rights Agreement"), or (ii) the Exchange Registration Statement relating to the Exchange Offer (or, if applicable, a Resale Registration Statement) has not become or been declared effective on or before the date on which such registration statement is required to become or be declared effective pursuant to the Registration Rights Agreement, or (iii) the Exchange Offer has not been completed within 45 days after the initial effective date of the Exchange Registration Statement (if the Exchange Offer is then required to be made) or (iv) any Exchange Registration Statement or, if applicable, the Resale Registration Statement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted pursuant to the Registration Rights Agreement) without being succeeded promptly by an additional registration statement filed and declared effective, in each case in Clauses (i) through (iv) upon the terms and conditions set forth in the Registration Rights Agreements (each such event referred to in Clauses (i) through (iv), a "Registration Default" and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then interest will accrue (in addition to any stated interest on the Notes) (the "Step-Up") at a per annum rate of 0.25% for the first 90 days of the Registration Default Period, at a per annum rate of 0.50% from the second 90 days of the Registration Default Period, at a per annum rate of 0.75% for the third 90 days of the Registration Default Period and at a per annum rate of 1.00% thereafter for the remaining portion of the Registration Default Period until such time (the "Step-Down Date") as no Registration Default is in effect. Interest accruing as a result of the Step-Up is referred to herein as "Special Interest". Accrued Special Interest, if any, shall be paid semi-annually on February 1 and August 1 in each year; and the amount of accrued Special Interest shall be determined on the basis of the number of days during which such Registration Default is in effect. The Company shall provide the Trustee with written notice of the date of any Registration Default and the Step-Down Date. Any accrued and unpaid interest (including Special Interest) on this Note upon the issuance of an Exchange Note (as defined in the Indenture) in exchange for this Note shall cease to be payable to the Holder hereof but such accrued and unpaid interest (including Special Interest) shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date.]

        The Notes are secured by first priority Liens, subject to Permitted Collateral Liens, on certain assets of the Company and the Guarantors, as further described in the Security Documents.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee or its authorized authentication agent referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

Concordia Bus Nordic AB (publ)
	By	Name: Title:

203. Form of Face of Certificated Note

9.125% SENIOR SECURED NOTES DUE AUGUST 1, 2009

COMMON CODE NO.                        ISIN NO.                        No.

€    •

[Legend if the Note is a Rule 144A Note:

        THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OR BENEFIT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY

RULE 144 THEREUNDER (IF AVAILABLE), OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. THIS NOTE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE SHALL BE DEEMED, BY THE ACCEPTANCE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT. EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE TRANSFEROR OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]

[Legend if the Note is a Regulation S Note:

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT, UNDER THE SECURITIES ACT, BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THIS SECURITY IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]

[Legend if the Note is not an Exchange Note:

        THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF JANUARY 22, 2004, AMONG THE COMPANY AND THE OTHER PARTIES REFERRED TO THEREIN.]

        Concordia Bus Nordic AB (publ), a public limited liability company formed under the laws of Sweden (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                        , or its registered assigns, the principal sum of €                        on August 1, 2009 and to pay interest thereon from January 22, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing August 1, 2004, at the rate of 9.125% per annum, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 10.125% per annum on any overdue principal and premium and on any overdue installment of interest until paid.

        [If an Original Note, then insert: provided, however, that if (i) the Company has not filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), registering a security substantially identical to this Note (except that such Note will not contain terms with respect to the Special Interest payments described below or legends reflecting transfer restrictions) pursuant to an exchange offer (the "Exchange Offer") (the "Exchange Registration Statement") (or, if applicable, a registration statement registering this Note for resale (a "Resale Registration Statement")) on or before the date on which such registration statement is required to be filed pursuant to the Exchange and Registration Rights Agreement, dated as of January 22, 2004 among the Company and the other parties referred to therein (the "Registration Rights Agreement"), or (ii) the Exchange Registration Statement relating to the Exchange Offer (or, if applicable, a Resale Registration Statement) has not become or been declared effective on or before the date on which such registration statement is required to become or be declared effective pursuant to the Registration Rights Agreement, or (iii) the

Exchange Offer has not been completed within 45 days after the initial effective date of the Exchange Registration Statement (if the Exchange Offer is then required to be made) or (iv) any Exchange Registration Statement or, if applicable, the Resale Registration Statement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted pursuant to the Registration Rights Agreement) without being succeeded promptly by an additional registration statement filed and declared effective, in each case in Clauses (i) through (iv) upon the terms and conditions set forth in the Registration Rights Agreements (each such event referred to in Clauses (i) through (iv), a "Registration Default" and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then interest will accrue (in addition to any stated interest on the Notes) (the "Step-Up") at a per annum rate of 0.25% for the first 90 days of the Registration Default Period, at a per annum rate of 0.50% from the second 90 days of the Registration Default Period, at a per annum rate of 0.75% for the third 90 days of the Registration Default Period and at a per annum rate of 1.00% thereafter for the remaining portion of the Registration Default Period until such time (the "Step-Down Date") as no Registration Default is in effect. Interest accruing as a result of the Step-Up is referred to herein as "Special Interest". Accrued Special Interest, if any, shall be paid semi-annually on February 1 and August 1 in each year; and the amount of accrued Special Interest shall be determined on the basis of the number of days during which such Registration Default is in effect. The Company shall provide the Trustee with written notice of the date of any Registration Default and the Step-Down Date. Any accrued and unpaid interest (including Special Interest) on this Note upon the issuance of an Exchange Note (as defined in the Indenture) in exchange for this Note shall cease to be payable to the Holder hereof but such accrued and unpaid interest (including Special Interest) shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date.]

        The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will immediately cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days before such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

        Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Trustee or any Paying Agent in The City of New York, London, England and Luxembourg maintained for such purposes (against surrender of this Certificated Note, in the case of a payment of principal), in such coin or currency of the European Union as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

        The Notes are secured by first priority Liens, subject to Permitted Collateral Liens, on certain assets of the Company and the Guarantors, as further described in the Security Documents.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee or its authorized authentication agent referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Concordia Bus Nordic AB (publ)
By:	Name: Title:

204. Form of Reverse of Note

        This Note is one of a duly authorized issue of Notes of the Company designated as its 9.125% Senior Secured Notes due August 1, 2009 (the "Notes") issued and to be issued under an Indenture, dated as of January 22, 2004 (herein called the "Indenture"), between the Company, the Guarantors party thereto, and Deutsche Bank Trust Company Americas, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

        All payments in respect of the Notes will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, including penalties, interest and any other liabilities related thereto ("Taxes") imposed or levied by or on behalf of Sweden or any relevant jurisdiction or any political subdivision or authority thereof or therein having power to tax, unless the Company is compelled by law to deduct or withhold such Taxes. In such event, the Company will pay such additional amounts ("Additional Amounts") as may be necessary to ensure that the net amounts received by the Holders after such withholding or deduction will equal the respective amounts of principal and interest that would have been receivable in respect of the Notes in the absence of such withholding or deduction.

        However, no such Additional Amounts will be payable in respect of any Note:

(1)
presented for payment of principal more than 30 days after the Relevant Date (as defined below), except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Note for payment on the last day of the applicable 30 day period;

(2)
if any Tax is imposed or withheld by reason of the failure to comply or a delay in complying or the provision of inaccurate information, or the failure to make any declaration or other similar claim to satisfy any information reporting requirement, by the Holder of such Note or, if different, the beneficiary of such amounts, in each case, when a request is addressed or otherwise provided to such Holder or beneficiary to provide information, documents or other evidence concerning the nationality, residence or identity of such Holder or beneficiary, or to make such declaration or other similar claim, which is required or imposed by a statute, treaty, regulation or administrative practice of Sweden (or to which it is a party) or any relevant jurisdiction or any political subdivision or authority thereof as a precondition to exemption from all or part of such Tax;

(3)
of any person liable for Taxes in respect of such Note by reason of the Holder of the Note or, if different, the beneficial owner having some connection with Sweden or any relevant jurisdiction, or any political subdivision or authority thereof or therein other than the mere purchase, holding or disposition of any Note, or the receipt of principal or interest in respect thereof, including, without limitation, such Holder or beneficial owner being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment or fixed base therein whether by himself or through an agent;

(4)
on account of any estate, inheritance, gift, sale, transfer, personal property, wealth or other similar Tax;

(5)
presented for payment or in respect of which payment is required to be made in Sweden; or

(6)
in the event of any combination of (1), (2), (3), (4) or (5),

nor will Additional Amounts be paid with respect to any payment of the principal of, or any interest on, any Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor or beneficial owner would not have been entitled to any Additional Amounts had such beneficiary or settlor or beneficial owner been the Holder.

        Prior to February 1, 2007, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 109.125% of the principal amount thereof, plus accrued and unpaid interest, Special Interest, if any, and Additional Amounts, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

(1)
at least 65% of the aggregate principal amount of Notes originally issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) [insert in the case of a Certificated Note: but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture]; and

(2)
the redemption must occur within 90 days of the date of the closing of such Public Equity Offering.

        On or after February 1, 2007, the Company may redeem all or a part of the Notes upon not less 30 nor more than 60 days' notice to the Holders (which notice will be irrevocable), at the redemption prices (expressed as percentages of principal amount) set forth below plus, in each case, accrued and unpaid interest thereon, if any, Special Interest, if any, and Additional Amounts, if any, to the applicable redemption date [insert in the case of a Certificated Note: but interest installments whose Stated Maturity is on or before such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture], if redeemed during the twelve-month period beginning on February 1 of the year indicated below:

Year	Percentage
2007	104.563%
2008	102.281%
2009 and thereafter	100.00%

        The Notes do not have the benefit of any sinking fund obligations.

        In the event of redemption or purchase pursuant to an Offer to Purchase of this Note in part only, a new Note or Notes for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

        If an Event of Default shall occur and be continuing, there may be declared due and payable the principal amount of the Notes, in the manner and with the effect provided in the Indenture. Upon payment of (i) the principal amount so declared due and payable and any overdue installment of interest, (ii) interest on the principal amount and (iii) as provided on the face hereof, interest on any overdue installment of interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest on the Notes shall terminate.

        The Company, at its option, may redeem the Notes in whole but not in part, at a redemption price equal to the then outstanding principal amount thereof, together with interest accrued to the date fixed for redemption, Special Interest, if any, and any Additional Amounts payable with respect thereto as a result of the redemption or otherwise, if the Company determines and certifies to the Trustee immediately prior to the giving of such notice that:

(1)
the payment by the Company of Additional Amounts or further Additional Amounts (as the case may be) in respect of such Notes would become required as a result of (a) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated thereunder) of Sweden (or to which it is a party), or any relevant jurisdiction or any political subdivision or authority thereof or therein having power to tax or (b) any change or amendment in the existing official position or the introduction of an official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction or any practice or concession of the Skattemyndigheten (the Swedish Tax Authority)) which change, amendment, application or interpretation becomes effective on or after the date of issuance of the Notes; and

(2)
such obligation cannot be avoided by the Company taking reasonable measures available to it.

        Notwithstanding the preceding, no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Company could be obligated to pay such Additional Amounts if a payment in respect of the Notes was then due. Prior to the giving of any notice of redemption described in this paragraph, the Company will deliver to the Trustee (y) a certificate signed by two directors of the Company stating that the obligation to pay Additional Amounts cannot be avoided by the Company taking reasonable measures available to it and (z) a written opinion of independent legal counsel to the Company to the effect that circumstances referred to above exist.

        The Indenture provides that, subject to certain conditions, if (i) certain Net Proceeds are available to the Company as a result of Asset Sales or (ii) a Change of Control occurs, the Company shall be required to make an Offer to Purchase for all or a specified portion of the Notes.

        In the event of redemption (or purchase pursuant to an Offer to Purchase) of this Note in part only, a new Note or Notes for the unredeemed (or unpurchased) portion hereof will be issued in the name of the Holder hereof upon cancellation hereof.

        The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein.

        Unless the context requires otherwise, the Original Notes (as defined in the Indenture) and the Exchange Notes (as defined in the Indenture) shall constitute one series for all purposes under the Indenture, including amendments, waivers, redemptions and Offers to Purchase. The Original Notes and the Exchange Notes constitute the same Indebtedness of the Company and shall be entitled to the same benefits under the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

        [In the case of a Certificated Note, insert the following paragraph: As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Trustee or any Paying Agent in The City of New York, London, England or Luxembourg and maintained for such purposes (against surrender of this Certificated Note, in the case of a payment of principal), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

        The Notes are issuable only without coupons in denominations of €50,000 principal amount and integral multiple of €1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Before due presentment of this Note for registration of transfer, the Company, the Trustee, each Paying Agent and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, any Paying Agent nor any such agent shall be affected by notice to the contrary.

        Interest on this Note shall be computed on the basis of a 360-day year comprising twelve 30-day months.

        All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased in its entirety by the Company pursuant to Section 1014 or 1015 of the Indenture, check the box:

        If you want to elect to have only a part of this Note purchased by the Company pursuant to Section 1014 or 1015 of the Indenture, state the amount: €

Dated:	Your Signature:
(Sign exactly as name appears on the other side of this Note)

[Attach the following Schedule A in the case of a Global Note:]

Schedule A

Schedule of Principal Amount

        The initial principal amount at maturity of this Global Note shall be €    •    . The following decreases/increases in the principal amount at maturity of this Global Note have been made:

Date of Decrease/ Increase	Decrease in Principal Amount at Maturity	Increase in Principal Amount at Maturity	Total Principal Amount at Maturity Following such Decrease/ Increase	Notation Made by or on Behalf of Trustee

205. Form of Trustee's Certificate of Authentication

        This is one of the Notes referred to in the within-mentioned Indenture. This Note is duly authenticated without recourse, warranty or liability.

Deutsche Bank Trust Company Americas as Trustee
By
Authorized Signatory
Dated:

ARTICLE THREE

THE NOTES

301. Title and Terms

        The aggregate principal amount at maturity of Notes which may be authenticated and delivered under this Indenture is limited to €130,000,000 aggregate principal amount of Notes, and, subject to prior authorization by a Board Resolution, Additional Notes of the same series may be issued subsequently subject to compliance with Section 1008 hereof; except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1108 or in connection with an Offer to Purchase pursuant to Section 1014 or 1015.

        The Company may issue Exchange Notes from time to time pursuant to an Exchange Offer or otherwise in authorized denominations in exchange for a like principal amount of Original Notes. Upon any such exchange the Original Notes shall be cancelled in accordance with Section 309 and shall no longer be deemed Outstanding for any purpose. In no event shall the aggregate principal amount of Original Notes and Exchange Notes Outstanding exceed €130,000,000. The issuance of the Exchange Notes will not constitute new Indebtedness of the Company.

        The Notes shall be known and designated as the "9.125% Senior Secured Notes due August 1, 2009" of the Company. The Stated Maturity of the Notes shall be August 1, 2009. The Notes shall bear interest at the rate of 9.125% per annum from January 22, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on February 1 and August 1, commencing August 1, 2004 until the principal thereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 10.125% per annum on any overdue principal and premium and on any overdue installment of interest until paid; provided, however, with respect to Original Notes, if there has been a Registration Default, a Step-Up will occur and the Original Notes will from then bear Special Interest until the Step-Down Date. Accrued Special Interest, if any, shall be paid in cash in arrears semi-annually on February 1 and August 1 in each year, and the amount of accrued Special Interest shall be determined on the basis of the number of days actually elapsed and computed as provided in Section 310.

        Interest on each Note shall be payable (1) by a euro check drawn on a bank in Stockholm, Sweden, London, England, Frankfurt, Germany, the City of New York, or Luxembourg or (2) if a Holder has given transfer instructions to the Company, and, for so long as the Notes are listed in Luxembourg, the Paying Agent in Luxembourg, in euro by credit or transfer to a euro-denominated account (or any other account to which euro may be credited or transferred) specified by the payee in a city in which banks have access to the TARGET System. "TARGET System" means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System.

        The Company will pay principal (and premium, if any) on a Note upon presentation and surrender of such Note at the specified office of the Paying Agent or any additional or substitute paying agent by a euro check drawn on a bank in Stockholm, London, Frankfurt, the City of New York, or Luxembourg.

        The Notes shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Sections 1014 and 1015.

        The Notes shall be redeemable as provided in Article Eleven.

        The Notes shall be subject to defeasance at the option of the Company as provided in Article Thirteen.

        Unless the context requires otherwise, the Original Notes and the Exchange Notes shall constitute one series for all purposes under this Indenture, including amendments, waivers, redemptions, Acts of Holders and Offers to Purchase.

302. Denominations

        The Notes shall be issuable only in global or in definitive registered form without coupons and only in denominations of €50,000 principal amount and integral multiples of €1,000.

303. Execution, Authentication, Delivery and Dating

        The Notes shall be executed on behalf of the Company by its Authorized Signatory. The signature of any of these officers on the Notes may be manual or facsimile.

        Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall manually authenticate and deliver such Notes as in this Indenture provided and not otherwise.

        In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive or rely on, and shall be fully protected in relying upon:

(a)
a copy of the resolutions of the board of directors of the Company and, if applicable, the decision of the Chairman of the board of directors of the Company, or any other member of the board of directors in or pursuant to which the terms and form of the Notes were approved, certified by the Authorized Signatories of the Company to have been duly adopted and to be in full force and effect as of the date of such certificate; and

(b)
an executed supplemental indenture, if any.

        Each Note shall be dated the date of its authentication.

        No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

        The Company shall be entitled, subject to Section 301, to issue Additional Notes under this Indenture which shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable to such series. The Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

        With respect to any Additional Notes, the Company shall provide the Trustee with evidence satisfactory to it that the Additional Notes have been duly authorized and issued and set forth in a Board Resolution and an Officer's Certificate or such other appropriate evidence that the Additional

Notes have been duly authorized and issued, a copy of each of which shall be delivered promptly to the Trustee, with the following information:

  (1)
  the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

  (2)
  the issue price, the issue date and the common code and ISIN numbers of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the U.S. Internal Revenue Code of 1986, as amended.

304. Temporary Notes

        Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Authorized Signatory executing such Notes may determine, as evidenced by their execution of such Notes.

        If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of the same authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

305. Transfer and Exchange

(a)    Registration, Registration of Transfer and Exchange Generally.

  Transfer of a Global Note shall be by delivery.

  A Global Note shall be exchanged by the Company (with authentication by the Trustee or the Paying Agent) for one or more Certificated Notes of the same series, if (i) Euroclear and Clearstream are unwilling or unable to continue as depository for such Global Note and the Company fails to appoint a successor depository or (ii) there shall have occurred and be continuing a Default or Event of Default, provided, that such Certificated Notes and such Global Note after such exchange shall be in authorized denominations. Whenever all of a Global Note is exchanged for one or more Certificated Notes it shall be surrendered by the Holder thereof to the Trustee or the Paying Agent for cancellation. Whenever a part of a Global Note is exchanged for one or more Certificated Notes such Global Note shall be surrendered by the Holder thereof to the Trustee or the Paying Agent who shall cause an adjustment to be made to Schedule A of such Global Note such that the principal amount of such Global Note will be reduced by the portion of such Global Note so exchanged for Certificated Notes. All Certificated Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as Euroclear or Clearstream shall instruct (which instruction shall reflect the instruction of the Holder of the Notes) the Trustee or the Paying Agent (without any liability on the Trustee's or the Paying Agent's part). Every Note authenticated and delivered in exchange for or in lieu of, a Global Note or any portion thereof, pursuant to Section 304, 306, 906 or 1108 or in accordance with any Offer to Purchase pursuant to Section 1014 or 1015 hereof or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this paragraph.

  The Company shall cause to be kept at the Corporate Trust Office or the principal corporate office of the Trustee or the Paying Agent a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Certificated Notes and of transfers of Certificated Notes. The Trustee or the Paying Agent is hereby appointed "Note Registrar" for the purpose of registering Certificated Notes and transfers of Certificated Notes as herein provided. Such Note Register of Certificated Notes shall distinguish between Original Notes and Exchange Notes.

  Upon surrender for registration of transfer of any Certificated Note at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee or the Paying Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificated Notes, of any authorized denominations and of a like aggregate principal amount and tenor, each such Note bearing such legends reflecting restrictions as may be required by this Indenture.

  Subject to Section 305(b), at the option of the Holder, Certificated Notes may be exchanged for other Certificated Notes of the same series of any authorized denominations and of a like aggregate principal amount, upon surrender of the Certificated Notes to be exchanged at such office or agency. Whenever any Certificated Notes are so surrendered for exchange, the Company shall execute, and the Trustee or the Paying Agent shall authenticate and deliver, the Certificated Notes which the Holder making the exchange is entitled to receive.

  All Certificated Notes issued upon any registration of transfer or exchange of Certificated Notes shall be the valid obligations of the Company, evidencing the same debt (subject to the provisions in the Original Notes regarding the payment of Special Interest), and entitled to the same benefits under this Indenture, as the Certificated Notes surrendered upon such registration of transfer or exchange.

  Each new Certificated Note to be issued shall be available for delivery within 10 Business Days at the office of the Trustee in the City of New York or in London, England or at the office of the Paying Agent in Luxembourg. The Company will pay the cost of preparing, printing, packaging and delivering the Certificated Notes.

  Every Certificated Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or the Paying Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form and substance satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

  In the event that the Company delivers to the Trustee or the Paying Agent a copy of an Officer's Certificate (in form and substance satisfactory to the Trustee or the Paying Agent) certifying that a registration statement under the Securities Act with respect to the Exchange Offer has been declared effective by the Commission and that the Company has offered Exchange Notes to the Holders in accordance with the Exchange Offer, the Trustee or the Paying Agent shall exchange, upon request of any Holder, such Holder's Notes for Exchange Notes upon the terms set forth in the Exchange Offer.

  Subject to Section 305(b), the Holder of the Global Note may increase the principal amount at maturity of the Global Note held by it by surrendering any Certificated Note registered in its name to the Registrar for cancellation. Upon surrender of such Certificated Note, the Note Registrar shall forward such Certificated Note to the Trustee or the Paying Agent for cancellation and the Trustee or the Paying Agent shall make a notation on Schedule A of the Global Note held by such Holder to increase the principal amount at maturity of such Global Note by an amount equal to the principal amount at maturity of the Certificated Note surrendered for cancellation.

  No service charge shall be made for any registration of transfer or exchange of Notes, but the Company and the Trustee and the transfer and paying agent may require that the Holder of such Notes (i) pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of such Notes, other than exchanges pursuant to Section 304, 306, 906 or 1108 not involving any transfer and (ii) furnish appropriate endorsements and transfer documents.

  The Company shall not be required to (i) issue, register the transfer of or exchange any Certificated Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) register the transfer of or exchange any Certificated Note so selected for redemption in whole or in part, except the unredeemed portion of any Certificated Note being redeemed in part.

(b)    Certain Transfers and Exchanges.

        Notwithstanding any other provision of this Indenture or the Notes, transfers and exchanges of Notes and beneficial interests in a Global Note of the kinds specified in this Section 305(b) shall be made only in accordance with this Section 305(b).

        (i)    Rule 144A Global Note to Regulation S Global Note.

  If the Holder of the Rule 144A Global Note wishes at any time to transfer such Note in whole or in part to the Holder of the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this Clause (b)(i) and Section 305(c) and subject to the Applicable Procedures. Upon receipt by the Trustee or the Paying Agent, as Note Registrar, of (A) an order given by the Holders of the Regulation S Global Note and the Rule 144A Global Note directing that the principal amount represented by such Regulation S Global Note be increased by a specified amount and that the principal amount represented by such Rule 144A Global Note be reduced by an equal amount and (B) a Regulation S Certificate, satisfactory to the Trustee or the Paying Agent and duly executed by the Holder of such Rule 144A Global Note or his attorney in fact duly authorized in writing, then the Trustee or the Paying Agent, as Note Registrar but subject to Section 305(c) below, shall reduce the principal amount of such Rule 144A Global Note and increase the principal amount of such Regulation S Global Note by such specified principal amount.

        (ii)    Regulation S Global Note to Rule 144A Global Note.

  If the Holder of the Regulation S Global Note wishes at any time to transfer such Note in whole or in part to the Holder of the Rule 144A Global Note, such transfer may be effected only in accordance with this Clause (b)(ii) and Section 305(c) and subject to the Applicable Procedures. Upon receipt by the Trustee or the Paying Agent, as Note Registrar, of (A) an order in a form satisfactory to the Trustee or the Paying Agent given by the Holders of the Regulation S Global Note and the Rule 144A Global Note directing that the principal amount represented by such Regulation S Global Note be reduced by a specified amount and that the principal amount represented by such Rule 144A Global Note be increased by an equal amount and (B) if such transfer is to occur during the Distribution Compliance Period, a Restricted Notes Certificate, satisfactory to the Trustee or the Paying Agent and duly executed by the Holder of such Regulation S Global Note or his attorney in fact duly authorized in writing, then the Trustee or the Paying Agent, as Note Registrar, shall reduce the principal amount of such Regulation S Global Note and increase the principal amount of such Rule 144A Global Note by such specified principal amount. If transfers under this Section 305(b)(ii) occur after the Distribution Compliance Period, no Restricted Notes Certificates will be required.

        (iii)    Rule 144A Non-Global Note to Rule 144A Global Note or Regulation S Global Note.

  If the Holder of a Certificated Note that is a Rule 144A Note (a "Rule 144A Non-Global Note") wishes at any time to transfer all or any portion of such Note to the Holder of the Rule 144A Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this Clause (b)(iii) and Section 305(c) below and subject to the Applicable Procedures. Upon receipt by the Trustee or the Paying Agent, as Note Registrar, of (A) such Certificated Note as provided in Section 305(a) and instructions satisfactory to the Trustee or the Paying Agent directing that the principal amount of the Rule 144A Global Note or Regulation S Global Note be increased by a specified principal amount not greater than the principal amount of such Certificated Note and (B) a Restricted Notes Certificate, if the principal amount of the Rule 144A Global Note is to be increased, or a Regulation S Certificate, if the principal amount of the Regulation S Global Note is to be increased, in either case satisfactory to the Trustee or the Paying Agent and duly executed by such Holder or his attorney duly authorized in writing, then the Trustee or the Paying Agent, as Note Registrar but subject to Section 305(c) below, shall cancel such Certificated Note (and issue a new Certificated Note in respect of any untransferred portion thereof) as provided in Section 305(a) and increase the principal amount of the Rule 144A Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount.

        (iv)    Regulation S Non-Global Note to Rule 144A Global Note or Regulation S Global Note.

  If the Holder of a Certificated Note that is a Regulation S Note (a "Regulation S Non-Global Note") wishes at any time to transfer all or any portion of such Note to the Holder of the Rule 144A Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with this Clause (b)(iv) and Section 305(c) below and subject to the Applicable Procedures. Upon receipt by the Trustee or the Paying Agent, as Note Registrar, of (A) such Certificated Note as provided in Section 305(a) and instructions satisfactory to the Trustee or the Paying Agent directing that the principal amount of the Rule 144A Global Note or Regulation S Global Note be increased by a specified principal amount not greater than the principal amount of such Certificated Note and (B) (I) if the principal amount of the Rule 144A Global Note is to be increased, a Restricted Notes Certificate satisfactory to the Trustee or the Paying Agent or (II) if the transfer is to occur during the Distribution Compliance Period and the principal amount of the Regulation S Global Note is to be increased, a Regulation S Certificate satisfactory to the Trustee or the Paying Agent, and each such certificate duly executed by such Holder or his attorney duly authorized in writing, then the Trustee or the Paying Agent, as Note Registrar but subject to Section 305(c) below, shall cancel such Note (and issue a new Certificated Note in respect of any untransferred portion thereof) as provided in Section 305(a) and increase the principal amount of the Rule 144A Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount.

        (v)    Certificated Note to Certificated Note.

  A Certificated Note may be transferred, in whole or in part, to a Person who takes delivery in the form of another Certificated Note as provided in Section 305(a), provided that, if the Note to be transferred in whole or in part is a Rule 144A Note, or is a Regulation S Note and the transfer is to occur during the Distribution Compliance Period, then the Trustee or the Paying Agent shall have received (A) a Restricted Notes Certificate, satisfactory to the Trustee or the Paying Agent and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Rule 144A Note, or (B) a Regulation S Certificate, satisfactory to the Trustee or the Paying Agent and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Note (subject in each case to Section 305(c)).

        (vi)    Exchanges between Global Note and Certificated Note.

  A Global Note may be exchanged, in whole or in part, for one or more Certificated Notes as provided in Section 305(a), provided that, if such Global Note is a Rule 144A Global Note, or if such Global Note is a Regulation S Global Note and such exchange is to occur during the Distribution Compliance Period, then such Global Note shall be exchanged for one or more Rule 144A Notes (subject in each case to Section 305(c)). A Certificated Note may be transferred to the Holder of a Global Note only if (A) such transfer is effected in accordance with Clause (b)(iii) or (iv) above or (B) such Note is a Regulation S Note and such transfer occurs after the Distribution Compliance Period.

  The Company shall notify the Trustee and the Paying Agent promptly of the expiration of the Distribution Compliance Period. Such notification shall be in the form of Annex D hereto.

(c)    Securities Act Legends.

        Rule 144A Notes and their Successor Notes shall bear a Restricted Notes Legend, and Initial Regulation S Notes and their Successor Notes shall bear a Regulation S Legend, subject to the following:

  (i)
  subject to the following Clauses of this Section 305(c), a Note or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Note or any portion thereof shall bear the Securities Act legend borne by such Global Note while represented thereby;

  (ii)
  subject to the following Clauses of this Section 305(c), a new Certificated Note which is issued in exchange for another Note (including a Global Note) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act legend borne by such other Note, provided that, if such new Certificated Note is required pursuant to Section 305(b)(v) or (vi) to be issued in the form of a Rule 144A Note, it shall bear a Restricted Notes Legend and, if such new Certificated Note is so required to be issued in the form of a Regulation S Note, it shall bear a Regulation S Legend;

  (iii)
  SEC Registered Notes shall not bear a Securities Act legend;

  (iv)
  after the applicable Rule 144(k) restricted period, a new Certificated Note which does not bear a Securities Act legend may be issued in exchange for or in lieu of a Certificated Note or any portion thereof which bears such a legend if the Trustee or the Paying Agent has received an Unrestricted Notes Certificate, satisfactory to the Trustee or the Paying Agent and duly executed by the Holder of such legended Note or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee or the Paying Agent shall authenticate and deliver such a new Certificated Note in exchange for or in lieu of such other Certificated Note as provided in this Article Three;

  (v)
  a new Certificated Note which does not bear a Securities Act legend may be issued in exchange for or in lieu of a Certificated Note or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Note is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee or the Paying Agent, at the written direction of the Company, shall authenticate and deliver such a new Note as provided in this Article Three; and

  (vi)
  notwithstanding the foregoing provisions of this Section 305(c), a Successor Note of a Note that does not bear a particular form of Securities Act legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Note is a "restricted security" within the meaning of Rule 144, in which case the Trustee or the Paying Agent, at the written direction of the Company, shall authenticate and deliver a new Note bearing a Restricted Notes Legend in exchange for such Successor Note as provided in this Article Three.

306. Mutilated, Destroyed, Lost and Stolen Notes

        If any mutilated Note is surrendered to the Trustee or the Paying Agent, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable or is about to be redeemed or purchased by the Company under this Indenture, the Company in its discretion may, instead of issuing a new Note, pay, redeem or purchase such Note.

        Upon the issuance of any new Note under this Section, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or any agent thereof) connected therewith.

        Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. Any Note which is replaced due to destruction, loss or theft shall cease to constitute a binding obligation of the Company and shall not be entitled to the benefits of this Indenture.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

307. Payment of Interest; Interest Rights Preserved

        Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

        Any interest (including Special Interest) on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date ("Defaulted Interest") shall immediately cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1)
The Company may elect to make payment of any Defaulted Interest on any Note to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit before the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days before the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of each Note at his address as it appears in the Note Register, not less than 10 days before such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on such Special Record Date and shall no longer be payable pursuant to clause (2) of this Section.

(2)
The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

308. Persons Deemed Owners

        In the case of each Note, before due presentment of such Note for registration of transfer, the Company, the Guarantors, the Trustee, each Paying Agent and any agent of the Company, the Guarantors, or the Trustee may treat, to the extent permitted by applicable law, the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Guarantors, the Trustee, any Paying Agent nor any agent of the Company, the Guarantors, or the Trustee shall be affected by notice to the contrary.

309. Cancellation

        All Notes surrendered for payment, redemption, registration of transfer or exchange or for credit against any Offer to Purchase pursuant to Sections 306, 1014 and 1015 shall, if, in the case of Sections 1014 and 1015, surrendered to any Person other than the Trustee or any Paying Agent, be delivered to the Trustee or any Paying Agent and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee or any Paying Agent for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee or such Paying Agent. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall destroy all cancelled securities held by it and shall provide a certificate of such destruction to the Company.

310. Computation of Interest

        Interest on the Notes shall be computed on the basis of a 360-day year comprising twelve 30-day months.

311. Common Code/ISIN Numbers

        The Company in issuing the Notes may use "common code" and/or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "common code" and/or "ISIN" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "common code" or "ISIN" numbers.

312. Prescription

        Claims against the Company for the payment of principal of, or premium, if any, or interest, Special Interest, if any, or Additional Amounts, if any, on, the Notes will become void unless presentation for payment is made as required in this Indenture within a period of ten years, in the case of principal or premium, if any, or five years, in the case of interest, Special Interest, if any, or Additional Amounts, if any, from the applicable original payment date therefor.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

401. Satisfaction and Discharge of Indenture

        Upon the request of the Company, this Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes expressly provided for herein), and the Trustee, on demand of and at the expense of, and subject to indemnification by, the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)
either:

(A)
all Notes previously authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Notes that have been subject to defeasance under Article Thirteen) have been delivered to the Trustee or any Paying Agent for cancellation; or

(B)
all such Notes not previously delivered to the Trustee or any Paying Agent for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not delivered to the Trustee or any Paying Agent for cancellation, for principal (and premium, if any), interest, Special Interest, if any, and Additional Amounts, if any, to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; or

(2)
the Company has paid or caused to be paid all other sums payable hereunder by the Company and the Guarantors; and

(3)
the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, in form and substance satisfactory to the Trustee, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

        Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

402. Application of Trust Money

        Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

REMEDIES

501. Events of Default

        "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)
default for 30 days in the payment when due of interest or Special Interest, if any, or Additional Amounts, if any, on the Notes, whether or not such payment is prohibited or restricted by any applicable law or regulation;

(2)
default in payment when due of the principal of or premium, if any, on the Notes, whether or not such payment is prohibited or restricted by any applicable law or regulation;

(3)
failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Article Eight or Sections 1008, 1009, 1011, 1012, 1014, 1015, 1016 or 1024 or otherwise take any action which is not permitted by or omit to take any action which is required by such Article or any such Section whether or not required or compelled to do so by or upon the direction of the holders of the Company's Share Capital or otherwise;

(4)
failure by the Company or any of its Restricted Subsidiaries for 30 days after notice from the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes to comply with any of the covenants or agreements in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is dealt with specifically elsewhere in this Section);

(5)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its

  Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

  (a)
  is caused by a failure to pay principal of or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its Stated Maturity,

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates SEK 40,000,000 or more;

(6)
failure by the Company or any of its Restricted Subsidiaries to pay judgments aggregating in excess of SEK 40,000,000, which judgments are not paid, discharged or stayed for a period of 60 days; and

(7)
any Note Guarantee shall cease to be in full force and effect for any reason (other than the release of a Note Guarantee in accordance with its terms and the other terms of this Indenture or the satisfaction in full of all obligations hereunder) or shall be declared invalid or unenforceable, or any Guarantor shall repudiate, deny or disaffirm any of its material obligations hereunder;

(8)
any Guarantor Intercompany Loan shall cease to be in full force and effect for any reason (other than the repayment in full thereof) or shall be declared invalid or unenforceable, or Swebus AB or Swebus Busco AB shall repudiate, deny or disaffirm any of their respective material obligations thereunder;

(9)
any default by the Company, any Guarantor or any subsidiary of any Guarantor in the performance of its obligations under the Security Documents (after the lapse of any applicable grace periods and the giving of any required notice) which materially adversely affects the enforceability, validity, perfection or priority of the Trustee's or Security Trustee's Lien on the Collateral as set out in the Security Documents or which adversely affects the condition or value of the Collateral, in either case taken as a whole, in any material respect, disaffirmation by the Company, any Guarantor or any subsidiary of any Guarantor of its obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company, any Guarantor or any subsidiary of any Guarantor as to a material portion of the Collateral for any reason;

(10)
any default by Swebus AB or Swebus Busco AB under the Guarantor Intercompany Loan to which it is a party;

(11)
the entry by a court having jurisdiction of:

(a)
a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable Insolvency Law in connection with the insolvency of the Company or such Significant Subsidiary, or

(b)
a decree or order adjudging the Company or any such Significant Subsidiary or any Parent Company a bankrupt or insolvent under any applicable Insolvency Law, or appointing a custodian, receiver, liquidator, assignee, trustee, reconstructor, sequestrator or other similar official of the Company or any such Significant Subsidiary or any Parent Company or of any substantial part of the property of the Company or any such Significant Subsidiary or any Parent Company, or ordering the winding up or liquidation of the affairs of the Company or any such Significant Subsidiary or any Parent Company, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(12)
the commencement by the Company or any of its Significant Subsidiaries or any Parent Company of a voluntary case or proceeding under any applicable Insolvency Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any such Significant Subsidiary or any Parent Company to the entry of a decree or order for relief in respect of the Company or any such Significant Subsidiary or any Parent Company in an involuntary case or proceeding under any applicable Insolvency Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any such Significant Subsidiary or any Parent Company, or the filing by the Company or any such Significant Subsidiary or any Parent Company of a petition or answer or consent seeking reorganization or relief under any applicable Insolvency Law, or the consent by the Company or any such Significant Subsidiary or any Parent Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, reconstructor, sequestrator or similar official of the Company or any such Significant Subsidiary or any Parent Company or of any substantial part of the property of the Company or any such Significant Subsidiary or any Parent Company, or the seeking or making by the Company or any such Significant Subsidiary or any Parent Company of a composition with its creditors, an assignment for the benefit of creditors generally, or the admission by the Company or any such Significant Subsidiary or any Parent Company in writing of its inability to pay its debts generally as they become due.

502. Acceleration of Maturity; Rescission and Annulment

(1)
If an Event of Default (other than an Event of Default specified in Section 501(11) or Section 501(12) occurs and is continuing, then and in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare the principal amount of all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and any accrued interest and any other amounts due thereon shall become immediately due and payable. If an Event of Default specified in Section 501(11) or Section 501(12) occurs with respect to the Company, any Parent Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company, then the principal of and any accrued interest and any other amounts due on the Notes then Outstanding shall ipso facto become immediately due and payable without any declaration, notice or other Act on the part of the Trustee or any Holder.

(2)
At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of such Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a)
the Company has paid or deposited or caused to be paid or deposited with the Trustee a sum sufficient to pay:

(i)
all overdue interest on such Outstanding Notes;

(ii)
the unpaid principal of (and premium, if any, on) any such Notes which have become due otherwise than by such declaration of acceleration (including any such Notes required to have been purchased on the Purchase Date pursuant to an Offer to Purchase made by the Company) and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by such Notes;

(iii)
to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided by such Notes;

    (iv)
    all sums paid or advanced by the Trustee hereunder, or the Security Trustee under the Security Documents, and the reasonable compensation, expenses, disbursements and advances of the Trustee and the Security Trustee, and their respective agents and counsel; and

  (b)
  all Events of Default, other than the non-payment of the principal of such Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

  No such rescission shall affect any subsequent default or impair any right consequent thereon.

(3)
In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture or the Notes, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

503. Collection of Indebtedness and Suits for Enforcement by Trustee

        The Company covenants that if

(1)
default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)
default is made in the payment of the principal of (or premium, if any, on) any Note at the Stated Maturity thereof or, with respect to any Note required to have been purchased pursuant to an Offer to Purchase made by the Company, at the Purchase Date thereof, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest and any other amounts due thereon, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and the Security Trustee, and their respective agents and counsel.

        If the Company fails to pay such amounts immediately upon such demand, the Trustee, in its own name and as trustee of an express trust may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, the Guarantors, or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantors, or any other obligor upon the Notes, wherever situated.

        If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including enforcing, or directing the Security Trustee to enforce, its rights under the Security Documents.

        The Trustee shall not be bound to institute any proceedings or take any other actions described in the two preceding paragraphs of this Section 503 unless (a) it shall have been so directed by the Holders of a majority in aggregate principal amount of the Outstanding Notes pursuant (and subject) to Section 512 and (b) it shall have received an indemnity satisfactory to it against the costs, expenses, and liabilities to be incurred in compliance with such direction.

504. Trustee May File Proofs of Claim

        In case of any judicial proceeding relative to the Company, any Guarantor (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

        No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or any Note Guarantee or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

505. Trustee May Enforce Claims Without Possession of Notes

        All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought, in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amount due to the Trustee under Section 607, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

506. Application of Money Collected

        Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:	To the payment of all amounts due to the Security Trustee under the Security Documents and then to the payment of all amounts due to the Trustee under Section 607.
SECOND:
To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, Special Interest, if any, Additional Amounts, if any and any other amounts due on such Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, Special Interest if any, Additional Amounts, if any, and any other amounts due, respectively.
THIRD:
The balance, if any, to the Company (without prejudice to, or liability in respect of, any question as to how such payment to the Company shall be dealt with as between the Company and any other Person) or to such party as a court of competent jurisdiction shall direct in writing.

507. Limitation on Suits

        No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)
such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2)
the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)
such Holder or Holders have offered to the Trustee an indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)
the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)
no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes,

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

508. Unconditional Right of Holders to Receive Principal, Premium and Interest

        Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on, or any other amounts payable under, such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date or, in the case of an Offer to Purchase made by the Company and required to be accepted as to such Note, on the Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

509. Restoration of Rights and Remedies

        If the Trustee, Security Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, Security Trustee or to such Holder then, and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee, Security Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, Security Trustee and the Holders shall continue as though no such proceeding had been instituted.

510. Rights and Remedies Cumulative

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee, Security Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

511. Delay or Omission Not Waiver

        No delay or omission of the Trustee, Security Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee, Security Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, Security Trustee or by the Holders, as the case may be.

512. Control by Holders

        Subject to Section 503, the Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or Security Trustee or both or exercising any trust or power conferred on the Trustee or Security Trustee or both (without any liability on its part) provided that

(1)
such direction shall not be in conflict with any rule of law or with this Indenture, and

(2)
the Trustee and Security Trustee may take any other action deemed proper by the Trustee and Security Trustee, respectively, which is not inconsistent with such direction.

513. Waiver of Past Defaults

        The Holders of not less than a majority in principal amount of the Outstanding Notes may, on behalf of the Holders of all of the Notes, waive any past default hereunder and its consequences, except a default

(1)
in the payment of the principal of (or premium, if any) or interest or any other amounts due on any such Note (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company) except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or

(2)
in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each such Outstanding Note affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

514. Undertaking for Costs

        In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee and/or Security Trustee for any action taken, suffered or omitted by it as Trustee or Security Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, any Guarantor, the Trustee, the Security Trustee, any Holder or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest or any other amounts due on any Note on or after the respective Stated Maturities expressed in such Note (or in the case of redemption, on or after the Redemption, on or after the Redemption Date or in the case of an Offer to Purchase made by the Company and required to be accepted as to such Note, on the Purchase Date).

515. Waiver of Stay or Extension Laws

        The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power or right herein granted to the Trustee, the Security Trustee or the Holders, but will suffer and permit the execution of every such power or right as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

601. Certain Duties and Responsibilities

        The duties and responsibilities of the Trustee shall include those provided by the Trust Indenture Act and those set forth in this Indenture. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, it being understood and agreed that the Trustee shall not be required to advance its own funds in connection with its duties and responsibilities as Trustee. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

        Under no circumstances will the Trustee be liable to the Company for any consequential loss (being loss of business, goodwill, opportunity or profit), even if advised of the possibility of such loss or damage.

        The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

602. Notice of Defaults

        Within 60 days after a Responsible Officer in the Corporate Trust Office of the Trustee has been notified in accordance with Section 105 hereof of the occurrence of any Default hereunder, the Trustee shall transmit by mail to each Holder affected by such event, at his address as it appears in the Note Register, and to the Security Trustee, notice of such Default hereunder unless such Default shall have been cured or waived; provided, however, that in the case of any Default of the character specified in Section 501(4), no such notice to Holders and to the Security Trustee shall be given until at least 30 days after the occurrence thereof.

603. Certain Rights of Trustee

        Subject to the provisions of Section 601:

  (a)
  the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties, whether such document is in original or facsimile form;

  (b)
  any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the board of directors may be sufficiently evidenced by a Board Resolution;

  (c)
  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate or an Opinion of Counsel;

  (d)
  the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

  (e)
  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or an indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

  (f)
  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its sole and absolute discretion, may make such further inquiry or investigation into such facts or matters as it may see fit at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation except for liability resulting from the Trustee's willful misconduct, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

  (g)
  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

  (h)
  the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, except in case of negligence or bad faith; and

  (i)
  the Trustee shall not be liable for any action or inaction on the part of the Security Trustee under or in respect of the Security Documents.

  (j)
  the Trustee shall have no duty to inquire as to the performance of the covenants of the Company in Article 10 hereof;

  (k)
  the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

  (l)
  the Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;

  (m)
  in the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more Holders or groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, each pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken;

  (n)
  the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or wilful default; and

  (o)
  the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person as so authorized in any such certificate previously delivered and not superseded.

604. Not Responsible for Recitals or Issuance of Notes

        The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

605. May Hold Notes

        The Trustee, the Security Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 608 and 613, may otherwise deal with the Company and any Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

606. Money Held in Trust

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company in writing.

607. Compensation and Reimbursement

        The Company agrees:

(1)
to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the Company and the Trustee shall agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)
to pay the reasonable fees and expenses of the Trustee's counsel in connection with reviewing, revising, executing and delivering this Indenture and related documentation on the date of execution hereof, and upon executing any amendments or supplements hereto;

(3)
to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or the Security Documents (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(4)
to indemnify the Trustee (which, for the purposes of this Section 607, shall include the Trustee's directors, officers, employees and agents) for, and to hold it harmless against, any loss, liability, cost, claim or expense incurred without negligence or bad faith on its part, arising out of (directly or indirectly) or in connection with the acceptance or administration of this trust and the performance of any duty or obligation imposed upon it herein or in the Security Documents or by reason of the issuance of the Notes, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Security Documents.

(5)
When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(11) or (12), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Insolvency Law.

(6)
This Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

608. Disqualification; Conflicting Interests

        If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such conflicting interest within 90 days, apply to the Commission for permission to continue as trustee in respect of the Notes or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

609. Corporate Trustee Required; Eligibility

        There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

610. Resignation and Removal; Appointment of Successor

(1)
No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

(2)
The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(3)
The Trustee may be removed at any time on at least 10 days prior notice by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

(4)
If at any time:

(a)
the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(b)
the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(c)
the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the retiring Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(5)
If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, immediately upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(6)
The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

611. Acceptance of Appointment by Successor

        Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

        No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

612. Merger, Conversion, Consolidation or Succession to Business

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case any of the Notes shall not have been authenticated by such predecessor Trustee, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided however that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

613. Preferential Collection of Claims Against Company

        If and when the Trustee shall be or become a creditor of the Company or of any Guarantor (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or any Guarantor (or any such other obligor).

614. Appointment of Authenticating Agent

        The Trustee may appoint an Authenticating Agent or Authenticating Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption or pursuant to Section 306, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.

        Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority in respect of an Authenticating Agent in the United States. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

        Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

        An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

        The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

        If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

        This is one of the Notes described in the within-mentioned Indenture. This Note is duly authenticated without recourse, warranty or liability.

[NAME OF TRUSTEE]
Dated:

	By	,

As Trustee
	By	,

As Authenticating Agent
By

Authorized Signatory

615. Trustee's Application for Instructions from the Company

        Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless before taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE SEVEN

HOLDERS' LISTS AND REPORTS BY TRUSTEE

701. Company to Furnish Trustee Names and Addresses of Holders

        The Company will furnish or cause to be furnished to the Trustee:

(1)
semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such date, and

(2)
at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days before the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar.

702. Preservation of Information; Communications to Holders

(1)
The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(2)
The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(3)
Every Holder of Notes, by receiving and holding the same, agrees with the Company, the Guarantors and the Trustee that neither the Company, the Guarantors nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

703. Reports by Trustee

(1)
The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(2)
A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange (and provide the address of such stock exchange) or delisted therefrom.

704. Officer's Certificate with Respect to Change in Interest Rates

        Within five days after any Step-Up or Additional Step-Up or Step-Down Date, the Company shall deliver an Officer's Certificate to the Trustee stating the interest rate thereupon in effect for the Outstanding Notes (if any are Outstanding) and the date on which such rate became effective.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

801. Company and Guarantors May Consolidate, Etc. Only on Certain Terms

(1)
The Company may not, directly or indirectly: (i) merge or consolidate with or into another Person (whether or not the Company is the surviving corporation); or (ii) sell, assign, transfer, lease, convey, demerge or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey, demerge or otherwise dispose of) all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries), in one or more related transactions, to another Person unless:

(a)
either

(i)
the Company is the surviving corporation; or

(ii)
the Person formed by or surviving any such consolidation or merger (if other than the Company) or which acquires by sale, assignment, transfer, lease, conveyance, demerger or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Receiving Entity"):

(A)
is a corporation organized and validly existing under the laws of Sweden, the United States (or any state thereof) or any member state of the European Union (as comprised at the Issue Date); and

(B)
expressly assumes all the obligations of the Company under the Notes, the Indenture, the Registration Rights Agreement and each Security Document to which the Company is a party pursuant to agreements reasonably satisfactory to the Trustee;

(b)
immediately after giving effect to such transaction and the assumption contemplated by clause (a) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), on a pro forma basis the Company or such Receiving Entity, as the case may be, (i) will have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (ii)(A) will be able to incur at least SEK 1.0 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Fixed Charge Coverage Ratio test set forth in Section 1008(1) or (B) will have a Fixed Charge Coverage Ratio for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such transaction, determined on a pro forma basis as if such transaction had occurred (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction) at the beginning of such four-quarter period, greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction;

(c)
consummation of such transaction will not conflict with or result in a breach or violation of the terms of, or constitute a default under, or result in the expiration, termination or loss of, any lease, transportation agreement, license, permit, concession or other contract or governmental or quasi-governmental approval which, individually or in the aggregate, would have a material adverse effect on the Company and its Restricted Subsidiaries taken as a whole;

(d)
immediately before and immediately after giving effect to such transaction and the assumption contemplated by paragraph (a) above (including, without limitation, on a pro forma basis giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of such transaction, and the expiration, termination or loss or anticipated expiration, termination or loss, of any lease, transportation agreement, license, permit, concession or other contract or governmental or quasi-governmental approval as a result of the consummation of such transaction), no Default or Event of Default shall have occurred and be continuing; and

  (e)
  the Company (if the surviving entity) or the Receiving Entity, as the case may be, has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form and substance satisfactory to the Trustee and each stating that such merger or consolidation, or such sale, assignment, transfer, lease, conveyance, demerger or other disposition, as the case may be, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

(2)
The Company shall not permit a Subsidiary Guarantor to, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than the Company or another Subsidiary Guarantor) or sell, assign, convey, transfer, lease, demerge or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Company or another Subsidiary Guarantor), or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease, demerger or disposition of all or substantially all of the properties and assets of such Subsidiary Guarantor and its Restricted Subsidiaries, on a consolidated basis, to any other Person or group of Persons (other than the Company or another Subsidiary Guarantor), unless at the time of the transaction and after giving effect thereto:

(a)
either:

(i)
the Subsidiary Guarantor will be the surviving corporation; or

(ii)
the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease, demerger or disposition all or substantially all of the properties and assets of such Subsidiary Guarantor and its Restricted Subsidiaries on a consolidated basis (the "Receiving Guarantor Entity"): (A) is a corporation organized and validly existing under the laws of Sweden, Norway, Finland, the United States (or any state thereof) or any member of the EU on the date of the Indenture; and (B) such Person expressly assumes all the obligations of such Subsidiary Guarantor under the Notes, this Indenture, the Registration Rights Agreement and each Security Document to which such Subsidiary Guarantor is a party, pursuant to agreements reasonably satisfactory to the Trustee.

(b)
immediately before and immediately after giving effect to such transaction on a pro forma basis no Default or Event of Default shall have occurred and be continuing; and

(c)
at the time of the transaction, the Subsidiary Guarantor or the Receiving Guarantor Entity, as the case may be, shall have delivered, or caused to be delivered, to the Trustee, in form and substance satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease, demerger or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with;

provided, however, that this paragraph shall not apply to any Subsidiary Guarantor whose Note Guarantee is unconditionally released and discharged in accordance with Section 1206.

(3)
Clause (1) and (2) of this Section will not apply to a sale, assignment, transfer, conveyance, demerger or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries.

802. Successor Substituted

(1)
If any transaction (other than a lease) described in and complying with the conditions listed in clause (1) of Section 801 occurs and the Company is not the surviving corporation, upon the assumption contemplated by clause (1)(a)(ii)(B), the Receiving Entity shall succeed to, and be substituted for, and may exercise every right and power of, and shall assume and be bound to perform all obligations and covenants of, the Company under this Indenture, the Notes, the Registration Rights Agreement and each Security Document to which the Company is a party and thereafter the Company will, except in the case of such a lease of assets, be discharged from all its obligations and covenants under this Indenture and the Notes.

(2)
If any transaction (other than a lease) described in and complying with the conditions listed in clause (2) of Section 801 occurs in respect of a Subsidiary Guarantor, and such Subsidiary Guarantor is not the surviving corporation, upon the assumption contemplated by clause (2)(a)(ii)(B), the Receiving Guarantor Entity shall succeed to, and be substituted for, and may exercise every right and power of, and shall assume and be bound to perform all obligations and covenants of, such Subsidiary Guarantor under this Indenture, the Notes, the Registration Rights Agreement and each Security Document to which such Subsidiary Guarantor is a party and thereafter such Subsidiary Guarantor will, except in the case of such a lease of assets, be discharged from all its obligations and covenants under this Indenture and the Notes.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

901. Supplemental Indentures Without Consent of Holders

        Without the consent of any Holders, the Company, when authorized by a Board Resolution, for itself and on behalf of each Guarantor, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, or amendments to the Security Documents, in form and substance satisfactory to the Trustee, for any of the following purposes:

  (a)
  to add to the covenants of the Company or any Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor;

  (b)
  to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act;

  (c)
  to cure any ambiguity, to correct or to supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture or any Security Document which shall not be inconsistent with the provisions of this Indenture or such Security Document, as the case may be, provided such action pursuant to this Clause (c) shall not adversely affect the interests of the Holders in any material respect;

  (d)
  to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally;

  (e)
  to provide for uncertificated Notes in addition to or in place of certificated Notes;

  (f)
  to provide for the assumption of the Company's or a Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale or other disposition of all or substantially all of the Company's or such Guarantor's assets;

  (g)
  to add any Guarantor or to secure the Notes or any Note Guarantee or to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder; or

  (h)
  to provide for the issuance of Additional Notes in accordance with this Indenture.

902. Supplemental Indentures with Consent of Holders

        With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, for itself and on behalf of each Guarantor, and the Trustee may enter into an indenture or indentures supplemental hereto or an amendment to any Security Document for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or such Security Document or of modifying or amending in any manner the rights of the Holders under this Indenture or such Security Document; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

  (a)
  change the Stated Maturity of the principal of, or any installment of interest (including Special Interest) or Additional Amounts on, any Note, or reduce the principal amount thereof or the rate of interest (including Special Interest) thereon or Additional Amounts or any premium payable thereon, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest (including Special Interest) thereon or Additional Amounts is payable (except as may be required by changes in current tax or other laws), or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of an Offer to Purchase which has been made, on or after the applicable Purchase Date);

  (b)
  reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

  (c)
  modify any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

  (d)
  following the mailing of an Offer with respect to an Offer to Purchase pursuant to Section 1014 or 1015, modify the provisions of this Indenture with respect to such Offer to Purchase in a manner adverse to such Holder; or waive a redemption payment with respect to any Note (other than a payment required by Article Eight or Section 1014) or alter the provisions of this Indenture or the Notes with respect to the redemption of the Notes (other than provisions relating to the redemption of Notes at the option of the Company);

  (e)
  amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

  (f)
  amend, change or modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Note Guarantee in any manner which adversely affects the Holders;

  (g)
  amend or modify the provisions of Section 1018 or the corresponding provisions of the Notes;

  (h)
  release any Guarantor from any of its obligations under any Note Guarantee, except in accordance with the terms of this Indenture;

  (i)
  amend, change or modify any provision of any Security Document, or any provision of this Indenture relating to the Collateral, in a manner that materially adversely affects the interests of the Holders, except in accordance with this Indenture; or

  (j)
  make any change in the preceding amendment and waiver provisions.

        It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

903. Execution of Supplemental Indentures

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture or such amendment is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture or amendment which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

904. Effect of Supplemental Indentures

        Upon the execution of any supplemental indenture or amendment to a Security Document under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder previously or thereafter authenticated and delivered hereunder, and each Guarantor, shall be bound thereby.

905. Conformity with Trust Indenture Act

        Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

906. Reference in Notes to Supplemental Indentures

        Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE TEN

COVENANTS

1001. Payment of Principal, Premium and Interest

        The Company will duly and punctually pay the principal of (and premium, if any) and interest and any other amounts due on the Notes in accordance with the terms of the Notes and this Indenture.

1002. Maintenance of Office or Agency

        The Company will maintain in the Borough of Manhattan, The City and State of New York, in London, England and, for so long as the Notes shall be listed on the Luxembourg Stock Exchange, in Luxembourg an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or any Guarantor in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company and each Guarantor hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York, the United States of America, in London, England and, for so long as the Notes shall be listed on the Luxembourg Stock Exchange, in Luxembourg) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, in London, England and, for so long as the Notes shall be listed on the Luxembourg Stock Exchange, in Luxembourg for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

1003. Money for Note Payments to be Held in Trust

        The Company shall not at any time act as its own Paying Agent.

        The Company shall, before 10:00 a.m. (London time), one Business Day before each due date of the principal of (and premium, if any) or interest or any other amounts due on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest or any other amounts due so becoming due, such sum to be held in trust by such Paying Agent for the benefit of the Persons entitled to such principal, premium or interest or any other amounts due, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee and the Paying Agent of its action or failure so to act.

        The Company shall before 10:00 a.m. (London time) on the second Business Day prior to the day on which it makes payment to the Paying Agent procure that the bank effecting payment for it confirms by tested telex or SWIFT MT 100 message to the Paying Agent the payment instruction relating to such payment.

        The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

  (a)
  hold all sums held by it for the payment of the principal of (and premium, if any) or interest or any other amounts due on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

  (b)
  give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest or any other amounts due on the Notes; and

  (c)
  at any time during the continuance of any such default, upon the written request of the Trustee, immediately pay to the Trustee all sums so held in trust by such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of (and premium, if any) or interest or any other amounts due on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest or any other amount due has become due and payable shall be paid to the Company on Company Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a leading newspaper having a general circulation in New York City, a leading newspaper having a general circulation in London, and, if the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange so require, a newspaper having a general circulation in Luxembourg), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

1004. Existence

        Subject to Article Eight, each of the Company and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company and each Guarantor shall not be required to preserve any such right or franchise if its board of directors in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, or such Guarantor, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Holders.

1005. Maintenance of Properties

        The Company shall cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by its board of directors in good faith, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

1006. Payment of Taxes and Other Claims

        The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon Holding, the Company or any of its Restricted Subsidiaries or upon the income, profits or property of Holding, the Company or any of its Restricted Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company, Holding, or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

1007. Maintenance of Insurance

        The Company shall, and shall cause its Restricted Subsidiaries to, keep insurance with insurers believed by the Company to be responsible of such type and in such amounts as the Company reasonably believes are customary for similar companies.

1008. Limitation on Indebtedness and Issuance of Disqualified Share Capital and Preferred Shares

(1)
The Company shall not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Share Capital; provided, however, that if no Default or Event of Default will have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness or the issuance of any such Disqualified Share Capital (or if such Event of Default does exist, such Event of Default is cured concurrently with such incurrence or issuance, as the case may be), (1) the Company may incur Indebtedness or issue Disqualified Share Capital, and (2) any Subsidiary Guarantor, other than Swebus Busco AB, may incur Indebtedness if such Indebtedness is (A) Indebtedness represented by a Revolving Credit Facility, (b) Indebtedness represented by Capital Lease Obligations, (C) Indebtedness represented by purchase money obligations or (D) Acquired Indebtedness, in the case of both of (1) and (2) if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Share Capital is issued would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Share Capital had been issued, as the case may be, at the beginning of such four-quarter period. In computing the Fixed Charge Coverage Ratio for the purpose of this clause (1), the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements based on the books and records of the Company for the remaining portion of such period. The Company will be permitted to rely in good faith on the financial and other data derived from its books and records that are available on the date of determination in preparing such unaudited financial statements. If the Company incurs Indebtedness that, at the time of Incurrence, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Indebtedness will be deemed to have been Incurred in compliance with this Indenture notwithstanding any adjustments made in good faith to the Company's financial statements after such Indebtedness is incurred which effect the Fixed Charge Coverage Ratio for any period; provided, however, that any such adjustments will be taken into account in computing the Fixed Charge Coverage Ratio in respect of any subsequent Incurrence of Indebtedness.

(2)
So long as no Default or Event of Default will have occurred and be continuing or would be caused thereby, clause (1) of this Section 1008 will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

(a)
the incurrence by the Company and its Restricted Subsidiaries that are Subsidiary Guarantors of Indebtedness under a Revolving Credit Facility (and any guarantees in respect thereof) in an aggregate principal amount at any time outstanding not to exceed SEK 100,000,000 (with letters of credit and bank guarantees being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Subsidiaries since the Issue Date to repay any such revolving credit Indebtedness pursuant to Section 1014;

(b)
the incurrence by the Company of Indebtedness represented by the Original Notes and the Exchange Notes issued in exchange therefore (other than Additional Notes) and Indebtedness of Guarantors pursuant to their Note Guarantees;

(c)
the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by (a) Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment or buses or other vehicles used in the business of the Company or such Restricted Subsidiary and (b) Attributable Debt in respect of Sale and Leaseback Transactions, in an aggregate principal amount for both clauses (a) and (b) not to exceed SEK 100,000,000 at any time outstanding;

(d)
the incurrence by the Company and its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries) that was permitted by this Indenture to be incurred under clause (1) of this Section 1008 or sub-clauses (b) or (n) of this paragraph;

(e)
the incurrence by the Company or any Subsidiary Guarantor of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (a) if the Company or a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness shall be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary that is a Guarantor thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (e);

(f)
the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness, or fixing or hedging foreign currency exchange rate risk with respect to any Indebtedness, in each case that is permitted by the terms of this Indenture to be outstanding;

  (g)
  the guarantee by the Company of Indebtedness of a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section;

  (h)
  the incurrence by the Company or any Subsidiary Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (h), not to exceed SEK 45,000,000;

  (i)
  the accrual of interest, the accretion or amortization of original issue discount, the capitalization of interest, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms as the Indebtedness on which such interest accrued, and the payment of dividends on Disqualified Share Capital in the form of additional shares of the same class of Disqualified Share Capital, provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

  (j)
  the incurrence of Indebtedness by the Company or any of its Restricted Subsidiaries representing or comprising Obligations under performance and surety bonds provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

  (k)
  the incurrence of Indebtedness by the Company or any of its Restricted Subsidiaries represented by letters of credit, bankers' acceptances, surety bonds, performance bonds or similar instruments for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide for security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

  (l)
  the incurrence of Indebtedness by the Company or any of its Restricted Subsidiaries arising from agreements either providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case incurred or assumed in connection with the disposition of any business or assets of the Company or a Restricted Subsidiary of the Company or the disposition of a Restricted Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition, provided, however, that the maximum assumable liability in respect of all such Indebtedness will at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

  (m)
  Guarantees by any Restricted Subsidiary made in compliance with Section 1017; and

  (n)
  Indebtedness of the Company represented by the Subordinated Shareholder Loan.

(3)
If any Non-Recourse Debt of an Unrestricted Subsidiary ceases to be Non-Recourse Debt, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

(4)
For purposes of determining compliance with this Section 1008, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (n) above, or is entitled to be incurred pursuant to clause (1) of this Section 1008, the Company (i) will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 1008 and (ii) may from time to time reclassify such item of Indebtedness in any manner that complies with this Section 1008, in each case without duplication.

(5)
For purposes of determining compliance with any Swedish Kronor denominated restriction on the incurrence of Indebtedness denominated in another currency, the SEK principal amount of all Indebtedness will be calculated in accordance with Section 116 based on the relevant currency exchange rate in effect on the date of such incurrence; provided that, if any Indebtedness denominated in a currency other than SEK is subject to a currency hedging agreement covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in SEK will be as provided in such currency hedging agreement. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, will be calculated in accordance with Section 116 based on the currency exchange rate in effect on the date of such refinancing applicable to the currencies in which such respective Indebtedness is denominated.

1009. Limitation on Restricted Payments

(1)
The Company shall not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(a)
declare or pay any dividend or make any other payment or distribution on account of or with respect to the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Share Capital) of the Company or payable to the Company or by a Wholly Owned Restricted Subsidiary of the Company to another Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor);

(b)
purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) any Equity Interests of the Company or of any direct or indirect parent of the Company or of any Restricted Subsidiary of the Company or of any Unrestricted Subsidiary of the Company (other than any Equity Interests of any Restricted Subsidiary owned by the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor);

(c)
make any payment on account of or with respect to, or purchase, redeem, defease, prepay, decrease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes, except a payment of interest or principal at the Stated Maturity thereof; or

(d)
make any Restricted Investment (all such payments and other actions set forth, but not excluded from, in clauses (a) through (d) above being collectively referred to as "Restricted Payments"),

    unless, at the time of and after giving effect to such Restricted Payment:

    (x)
    no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof; and

    (y)
    the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least SEK 1.0 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (1) of Section 1008; and

    (z)
    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2)(b), (2)(c) and (2)(e) of this Section, but including Restricted Payments permitted by clauses (2)(a) and (2)(d), of this Section, is less than the sum, without duplication, of:

    (i)
    50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

    (ii)
    100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Share Capital) or from the issue or sale of convertible or exchangeable Disqualified Share Capital or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Share Capital or debt securities) sold to a Subsidiary of the Company) and excluding any such proceeds to the extent used to redeem Notes, plus

    (iii)
    to the extent that any Restricted Investment that was made after the Issue Date is sold for Cash Equivalents or otherwise liquidated or repaid for Cash Equivalents, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment.

(2)
So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(a)
the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

(b)
payments of dividends or distributions in order to provide funds to pay amounts required to be paid by the Indirect Parent in connection with its reporting obligations under United States federal securities laws or amounts required by the Parent Companies to pay costs associated with its activities as a holding company in compliance with this Indenture, provided that such amounts have actually been incurred by the Indirect Parent, or such Parent Company, as the case may be, or are expected to be incurred within 7 days of such payment and provided further that such amounts do not exceed an aggregate of SEK 10,000,000 in any financial year;

(c)
payments of dividends or distributions, or payments of amounts due under the Subordinated Shareholder Loan, in an aggregate amount of up to the value of interest payments required to be made in respect of the Parent Notes, to be applied to such payment, provided that no such payment may be made by the Company or any Restricted Subsidiary more than 7 days in advance of the date of such interest payment on the Parent Notes becomes due and payable;

(d)
the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Share Capital); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (1)(d)(z)(ii) above;

  (e)
  the defeasance, redemption, repurchase or other acquisition of any Indebtedness of the Company that is subordinated in right of payment to the Notes with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

  (f)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by (A) any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock or share option agreement in effect as of the Issue Date or (B) any employee of the Company or any of its Restricted Subsidiaries upon the retirement of any such employee; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests will not exceed SEK 10,000,000 in any twelve month period; and

  (g)
  other Restricted Payments in an aggregate amount not to exceed SEK 20,000,000.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section will be determined by the board of directors of the Company, whose resolution with respect thereto (or an Officer's Certificate certifying such determination of the board of directors) will be delivered to the Trustee. The board of directors' determination must be based upon an opinion or appraisal issued by an appraisal or investment banking firm of international standing if the fair market value exceeds SEK 400,000,000. Not later than the date of making any Restricted Payment in an amount in excess of SEK 40,000,000, the Company will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 1009 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

        In computing Consolidated Net Income of the Company for the purpose of the foregoing clause (1)(d)(z)(i), the Company will use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements based on the books and records of the Company for the remaining portion of such period. The Company will be permitted to rely in good faith on the financial and other data derived from its books and records that are available on the date of determination in preparing such unaudited financial statements. If the Company makes a Restricted Payment that, at the time of the making of it, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment will be deemed to have been made in compliance with this Indenture notwithstanding any adjustments made in good faith to the Company's financial statements after such Restricted Payment is made which effect Consolidated Net Income of the Company for any period; provided, however, that any such adjustments will be taken into account in computing Consolidated Net Income in respect of any subsequent Restricted Payment.

1010. Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries

(1)
The Company shall not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to:

(a)
pay dividends or make any other distributions on its Share Capital or with respect to any other interest or participation in, or measured by, its profits or reserves, to the Company or any of the Company's Restricted Subsidiaries, or pay any indebtedness owed to the Company or any of the Company's Restricted Subsidiaries;

  (b)
  make loans or advances to the Company or any of the Company's Restricted Subsidiaries; or

  (c)
  transfer any of its properties or assets to the Company or any of the Company's Restricted Subsidiaries.

(2)
However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(a)
this Indenture, the Notes, the Exchange Notes, and the Security Documents;

(b)
applicable law;

(c)
any instrument governing Indebtedness or Share Capital of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(d)
customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with then current industry practices;

(e)
purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the transfer or encumbrance of the property so acquired;

(f)
any agreement for sale or other disposition of a Restricted Subsidiary that restricts distributions or transfers or assets by such Restricted Subsidiary pending the consummation or such sale or other disposition; and

(g)
Liens securing Indebtedness otherwise permitted to be incurred pursuant to Section 1011 that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien.

1011. Limitation on Liens

        The Company shall not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any property or asset now owned or hereafter acquired, except Permitted Liens. Holding and the Company will not, and the Company will not permit any of its Restricted Subsidiaries to, grant to any Person other than the Security Trustee, for the benefit of any registered holder of the Notes, and the holders of the Notes and any other beneficiaries described in the Security Documents, any interest whatsoever in any of the Collateral, except that the Company may sell or dispose of assets, including property or assets which constitute Collateral, if such sale or disposition is made in compliance with or not otherwise prohibited by Section 1014.

1012. Limitation on Sale and Leaseback Transactions

        The Company shall not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transactions; provided that the Company may enter into a Sale and Leaseback Transaction if:

(1)
the Company could have:

(a)
incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the Fixed Charge Coverage Ratio test in clause (1) of Section 1008; and

  (b)
  incurred a Lien to secure such Indebtedness (without securing the Notes) pursuant to Section 1011;

(2)
the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the board of directors of the Company and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such Sale and Leaseback Transaction; and

(3)
the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 1014.

1013. Limitation on Transactions with Affiliates and Related Persons

(1)
The Company shall not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

(a)
such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's length basis by the Company or such Restricted Subsidiary with a Person which is not an Affiliate of the Company or such Restricted Subsidiary; and

(b)
the Company delivers to the Trustee:

(i)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of SEK 10,000,000, a resolution of its board of directors, certified in an Officers' Certificate, resolving that such Affiliate Transaction complies with this Section and that such Affiliate Transaction has been approved by a majority of the disinterested members of its board of directors; and

(ii)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of SEK 100,000,000, an opinion in form and substance satisfactory to the Trustee as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an appraisal or investment banking firm of international standing.

(2)
The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of paragraph (1) of this Section:

(a)
reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, and reasonable fees and compensation paid in respect of the Management Services Agreement, all as determined in good faith by the Company's board of directors or senior management;

(b)
transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; and

(c)
Restricted Payments that are not "Permitted Investments" and that are permitted by Section 1009.

1014. Limitation on Certain Asset Sales

(1)
The Company shall not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(a)
the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed;

(b)
such fair market value is determined in good faith by the Company's board of directors and evidenced by a resolution of the Company's board of directors set forth in an Officers' Certificate delivered to the Trustee;

(c)
at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of Cash Equivalents and is received at the time of such issuance, sale or disposition. For purposes of this provision, each of the following will be deemed to be Cash Equivalents:

(i)
any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from such liabilities;

(ii)
any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are (subject to ordinary settlement periods) converted within 30 days by the Company or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received in that conversion); and

(iii)
such Asset Sale is made in compliance with the Security Documents or, in the case of pledged assets, with the consent of the Security Trustee.

(2)
Notwithstanding the foregoing, the Company (or the Restricted Subsidiary, as the case may be) may consummate an Asset Sale with respect to a bus which is then subject to a Residual Value Guarantee provided that (a) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the then applicable Specified Residual Value for such bus, (b) 100% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of Cash Equivalents and is received at the time of such sale or disposition and (c) such Asset Sale is made in compliance with the Security Documents or, in the case of pledged assets, with the consent of the Security Trustee.

(3)
Within 360 days after receipt of any Net Proceeds from an Asset Sale, the Company will apply, or cause such Restricted Subsidiary to apply, such Net Proceeds at its option to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in a Permitted Business ("Replacement Assets") and provided that if such sold properties or assets were Collateral then such Replacement Assets shall be pledged to the Security Trustee pursuant to an effective and perfected security interest. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings of the Company or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(4)
Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds SEK 10,000,000, the Company will make an "Asset Sale Offer" to all Holders of Notes and on a pro rata basis to all holders of other Indebtedness that ranks equally in right of payment with the Notes and, with respect to Indebtedness of any Subsidiary Guarantor, that ranks equally with the Subsidiary Guarantee of such Subsidiary Guarantor, containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other equal-ranking Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, Special Interest, if any, and Additional Amounts, if any, to the date of purchase, and will be payable in cash in the manner specified in this Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other equal-ranking Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other equal-ranking Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(5)
Holders may elect to tender their Notes in whole or in part in integral multiples of €1,000 in exchange for cash. An Asset Sale Offer shall remain open for a period of at least 20 business days or such longer period as may be required by law.

(6)
In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Article Eight, the receiving entity will be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section, and such receiving entity, in lieu of the Company and its Restricted Subsidiaries, shall comply with the provisions of this Section with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value (as determined in good faith by the Company's board of directors and evidenced by a resolution of such board of directors) of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold will be deemed to be Net Proceeds for the purposes of this Section.

(7)
Within 30 days following the earlier of (a) the 361st day after an Asset Sale and (b) the date the Company, by resolution of its board of directors, decides to use the proceeds from an Asset Sale to make an Asset Sale Offer, notice of the Asset Sale Offer will be published in a leading newspaper having general circulation in New York City, a leading newspaper having a general circulation in London, and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange so require, a leading newspaper having a general circulation in Luxembourg, with a copy to the Trustee, and will comply with the procedures set forth in this Indenture.

(8)
The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale Offer. To the extent that, since the Issue Date, changes in the provisions of any such securities laws or regulations have occurred which conflict with this Section, the Company will comply with such securities laws or regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

1015. Change of Control

(1)
If a Change of Control Event occurs, each Holder will have the right to require the Company to repurchase all or any part (equal to €1,000 in principal amount or an integral multiple thereof) of that Holder's Notes pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the principal amount of the Notes repurchased plus accrued interest, if any, Special Interest, if any, and Additional Amounts, if any, to the date of purchase (the "Change of Control Payment").

(2)
Within 30 days immediately following any Change of Control Event, the Company will:

(a)
mail a notice to the Trustee describing the transaction or transactions that constitute the Change of Control Event and offering to repurchase Notes on a specific date, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice;

(b)
publish such notice in a leading newspaper having a general circulation in New York City, a leading newspaper having a general circulation in London, and, if the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange will so require, a newspaper having a general circulation in Luxembourg;

(c)
if the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange will so require, notify such stock exchange of the Change of Control Event, and provide that Notes may be tendered at the office of the paying and transfer agent in Luxembourg; and

(d)
if any Certificated Notes are outstanding, send, by first class mail, such notice to each Holder of Certificated Notes.

(3)
The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Event. To the extent that, since the Issue Date, changes in the provisions of any such securities laws or regulations have occurred which conflict with this Section, the Company will comply with such securities laws or regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

(4)
On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)
accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)
deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii)
deliver or cause to be delivered to the Trustee (or the Principal Paying Agent on its behalf) the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

        The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of €1,000 or any integral multiple thereof.

(5)
The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date, and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange will so require, notify such stock exchange of such results (including the total amount of Notes that remain outstanding, if any).

(6)
The Company will not be required to make a Change of Control Offer upon a Change of Control Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

1016. Limitation on Sales and Issuances of Equity Interests in Restricted Subsidiaries

(1)
The Company shall not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose, directly or indirectly, of any Equity Interests (other than Share Capital constituting directors' qualifying shares) in any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor, provided that any such Equity Interest is pledged to the Security Trustee pursuant to an effective and perfected security interest at the time of such transfer, conveyance, sale, lease or other disposition), unless:

(a)
such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary; and the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 1014,

(b)
immediately after giving effect to such transfer, conveyance, sale or other disposition such Restricted Subsidiary would no longer constitute a Subsidiary or is designated as an Unrestricted Subsidiary, the Net Proceeds from such transfer, conveyance, sale or other disposition are applied in accordance with Section 1014, and any remaining Investment in such Person would have been permitted to be made under Section 1009 if made on the date of such transfer, conveyance, sale or other disposition, or

(c)
a sale of the type described in the proviso to the definition of "Sale and Leaseback Transaction" in this Indenture.

(2)
In addition, the Company shall will not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Share Capital constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor) to own any Preferred Shares of any Restricted Subsidiary of the Company.

1017. Limitation on Issuances of Guarantees of Indebtedness

(1)
The Company will not permit any of its Restricted Subsidiaries that are not Subsidiary Guarantors, directly or indirectly, to Guarantee the payment of any other Indebtedness of the Company unless (i) such Restricted Subsidiary simultaneously executes and delivers to the Trustee a supplemental indenture to this Indenture providing for a Guarantee of all of the Company's obligations under the Notes and this Indenture on terms substantially similar to such Guarantee of such Indebtedness, except that if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such assumption, Guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's assumption, Guarantee or other liability with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Note Guarantee until payment in full of the outstanding principal amount of the Notes, together with any premium, accrued and unpaid interest, Additional Amounts and

  Special Interest, then due and owing; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

(2)
In the event that any Restricted Subsidiary delivers to the Trustee a supplemental indenture providing for a Note Guarantee in accordance with this Section, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, such Stock Exchange will be notified, notice will be published in a newspaper having general circulation in Luxembourg and a supplemental offering circular meeting the requirements of such Stock Exchange will be filed with such Stock Exchange.

(3)
Neither the Company nor any Restricted Subsidiary shall create or acquire any Subsidiary unless:

(a)
such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of all of the Company's obligations under the Notes and this Indenture;

(b)
such Subsidiary executes one or more Security Documents granting to the Security Trustee, for the benefit of the Trustee and the Holders of Notes, a first priority security interest in substantially all the assets of such Subsidiary;

(c)
such Subsidiary takes all requisite steps under applicable law and undertakes other customary procedures in connection with the granting and perfection (if relevant) of such security interests;

(d)
such Subsidiary delivers to the Security Trustee and the Trustee an Opinion of Counsel and Officers' Certificates (accompanied by resolutions and constituent documents of such Subsidiary) with respect to corporate and collateral matters in connection with its Note Guarantee and Security Documents, in form and substance reasonably satisfactory to the Security Trustee and the Trustee; and

(e)
the Company or such Restricted Subsidiary pledges all the shares in such created or acquired Subsidiary to the Security Trustee, for the benefit of the Security Trustee, the Trustee and Holders of Notes, pursuant to a valid and effective security interest.

1018. Additional Amounts

(1)
All payments in respect of the Notes and the Note Guarantees will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, including penalties, interest and any other liabilities related thereto ("Taxes") imposed or levied by or on behalf of (1) Sweden, Finland or Norway, (2) any other jurisdiction in which a Payor (as defined below) is organized or otherwise considered to be resident for tax purposes, (3) any jurisdiction from or through which payment on the Notes or the Note Guarantees is made or (4) any political subdivision or governmental authority of or in (1) through (3) above having the power to tax (each of (1) through (4) a "Relevant Taxing Jurisdiction"), unless the Company or the relevant Guarantor (each, a "Payor") is compelled by law to deduct or withhold such Taxes. In such event, the Payor will pay such additional amounts ("Additional Amounts") as may be necessary to ensure that the net amounts received by the Holders after such withholding or deduction will equal the respective amounts of principal and interest that would have been receivable in respect of the Notes in the absence of such withholding or deduction.

(2)
However, no such Additional Amounts will be payable in respect of any Note or Note Guarantee:

(a)
presented for payment of principal more than 30 days after the Relevant Date (as defined below), except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Note for payment on the last day of the applicable 30 day period;

(b)
if any Tax is imposed or withheld by reason of the failure to comply or a delay in complying or the provision of inaccurate information by the Holder of such Note or, if different, the beneficiary of such amounts when a request is addressed or otherwise provided to such Holder or beneficiary to provide information, documents or other evidence concerning the nationality, residence, identity or connection with a Relevant Taxing Jurisdiction of such Holder or beneficiary which is required or imposed by a statute, treaty, regulation or administrative practice of such Relevant Taxing Jurisdiction (or to which it is a party) or any relevant jurisdiction (or any political subdivision or authority thereof) as a precondition to exemption from all or part of such Tax;

(c)
of any person liable for Taxes in respect of such Note by reason of the Holder of the Note or, if different, the beneficial owner having some connection with a Relevant Taxing Jurisdiction other than the mere purchase, holding or disposition of any Note, or the receipt of principal or interest in respect thereof, including, without limitation, such Holder or beneficial owner being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment or fixed base therein whether by himself or through an agent;

(d)
on account of any estate, inheritance, gift, sale, transfer, personal property, wealth or other similar Tax;

(e)
presented for payment or in respect of which payment is required to be made in a Relevant Taxing Jurisdiction; and

(f)
any combination of (a), (b), (c), (d) or (e);

  nor will Additional Amounts be paid with respect to any payment of the principal of, or any interest on, any Note or any Note Guarantee to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor or beneficial owner would not have been entitled to any Additional Amounts had such beneficiary or settlor or beneficial owner been the Holder.

(3)
The Payor will also (a) make such withholding or deduction compelled by applicable law and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Payor will furnish copies to the Trustee of such receipts evidencing the payment of any Taxes so deducted or withheld in such form as are provided in the normal course by the taxing authority imposing such Taxes and as are as reasonably available to the Payor within 60 days after the date of receipt of such evidence. The Trustee will make such evidence available to the Holders upon request.

(4)
Whenever in this Indenture there is a reference to, in any context, the payment of principal (and premium, if any), redemption price, interest, Special Interest, or any other amount payable under or with respect to any Note or any Note Guarantee, such reference shall be deemed to include a reference to the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(5)
"Relevant Date" means the date on which the payment first becomes due by the relevant Payor but, if the full amount of the money payable has not been received by the Paying Agent or the Trustee on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect will have been duly given to the Holders by the Payor in accordance with these terms and conditions.

(6)
The Payor will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in the United States, Sweden, Norway, Finland or in any jurisdiction in which the Paying Agent is located from the execution, delivery or registration of the Notes or the Note Guarantees or the Security Documents, or any other document or instrument referred to in this Indenture, the Security Documents or the Notes.

(7)
If the Company determines and certifies to the Trustee immediately prior to the giving of such notice that:

(i)
the payment by the Company of Additional Amounts or further Additional Amounts (as the case may be) in respect of payments under such Notes is, or will be, required as a result of (a) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated thereunder) of Sweden (or to which it is a party), or any relevant jurisdiction or any political subdivision or authority thereof or therein having power to tax or (b) any change or amendment in the existing official position or the introduction of an official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction or any practice or concession of Skattemyndigheten (the Swedish Tax Authority) which change, amendment, application or interpretation becomes effective on or after the date of issuance of the Notes; and

(ii)
such obligation cannot be avoided by the Company taking reasonable measures available to it;

  then the Company, at its option, may redeem the Notes in whole but not in part, at a redemption price equal to the then outstanding principal amount thereof, together with interest accrued to the date fixed for redemption, Special Interest, if any, and any Additional Amounts payable with respect thereto as a result of the redemption or otherwise.

(8)
Notwithstanding clause 7 of this Section, no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Payor could be obligated to pay such Additional Amounts if a payment in respect of the Notes was then due. Prior to the giving of any notice of redemption described in this paragraph, the Payor will deliver to the Trustee (a) a certificate signed by two directors of the Payor stating that the obligation to pay Additional Amounts cannot be avoided by the Payor taking reasonable measures available to it and (b) a written opinion of independent legal counsel to the Payor to the effect that circumstances referred to above exist.

(9)
If payments in respect of the Notes or the Note Guarantees by a Payor will become subject generally to the taxing jurisdiction of any Territory or any relevant jurisdiction or any political subdivision or authority thereof or therein having power to tax (an "Additional Taxing Jurisdiction"), other than or in addition to a Relevant Taxing Jurisdiction, immediately upon becoming aware thereof the Payor will notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a supplemental indenture, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of the foregoing provisions of this Section 1018 with the substitution for (or, as the case may be, the addition to) the references therein to Relevant Taxing Jurisdictions with references to the Additional Taxing Jurisdiction. For the purposes of the foregoing, "Territory" means any jurisdiction in which the Payor is incorporated or in which the Company or the relevant Guarantor has its place of central management or central control or in which the Payor carries on any business.

1019. Provision of Financial Information

(1)
Whether or not the Company is required by the Commission, the Company will provide to the Trustee and the holders of the Notes and to prospective investors, within the time periods specified in the Commission's rules and regulations (unless otherwise noted):

(a)
within 120 days after the end of its then-applicable fiscal year, all annual financial statements that would be required in a filing with the Commission on Form 20-F (including an "Operating and Financial Review and Prospects" section, and with respect to the annual financial statements only, a report thereon by the Company's certified independent auditors);

(b)
within the time period specified in the Commission's rules and regulations, all quarterly financial information that would be required to be contained in a filing with the Commission on Form 10-Q if the Company were required to file that form (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations", except that such information will only be prepared in accordance with generally accepted accounting principles in Sweden); and

(c)
all current reports that would be required to be furnished to the Commission on Form 6-K if the Company were required to furnish that form.

(2)
If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations or Operating and Financial Review and Prospects section, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(3)
Whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

(4)
For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange will so require, the above information will also be made available in Luxembourg at the office of the Paying Agent in Luxembourg.

(5)
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice to the Trustee or any Holder of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee and each Holder is entitled to conclusively rely exclusively on Officer's Certificates).

(6)
In addition, the Company will provide to the holders of the Notes and to prospective investors, upon the requests of such holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act. The Company will also make any of the foregoing information available during normal business hours at the offices of the listing agent in Luxembourg if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require.

1020. Statement by Officers as to Default; Compliance Certificates

(1)
The Company will deliver to the Trustee, within 60 days after the end of each fiscal year of the Company ending after the date hereof an Officer's Certificate signed by its principal executive officer, principal financial officer or principal accounting officer, stating whether or not to the best knowledge of the signers thereof after due enquiry the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

(2)
The Company shall deliver to the Trustee, as soon as possible and in any event within 15 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default or an Event of Default, an Officer's Certificate setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

1021. Waiver of Certain Covenants

        The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 801, Sections 1004 to 1017 and Section 1019, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition with respect to any such Notes, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, that (a) with respect to an Offer to Purchase as to which an Offer has been mailed, no such waiver may be made or shall be effective against any Holder tendering Notes pursuant to such Offer, and the Company may not omit to comply with the terms of such Offer as to such Holder and (b) with respect to a covenant or provision thereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected, no such waiver may be made or shall be effective against any such Holder without such Holder's express consent thereto.

1022. Designation of Restricted and Unrestricted Subsidiaries

(1)
The board of directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under clause (1) of Section 1009 or Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Company's board of directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation would not result in a Default.

(2)
Any designation pursuant to this Section 1022 by the Company's board of directors will be evidenced to the Trustee by the prompt filing with the Trustee of a certified copy of the resolution of such board of directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

1023. Payments for Consent

        Neither Holding nor the Company will, and the Company will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

1024. Permitted Activities and Amendment of Security Documents

        Neither Holding nor the Company shall engage in any business activity other than, in the case of Holding, acting as a direct holding company of the Company or, in the case of the Company, acting as a direct holding company of its Subsidiaries, including activities being undertaken on the Issue Date that are ancillary to such role. The Company shall not Incur any material liabilities not directly related to such activities other than the Incurrence of Indebtedness in accordance with the terms of this Indenture. Holding shall not (i) Incur any Indebtedness or (ii) Incur any other material liabilities not directly related to such activities.

        Holding will not, and the Company will not, and will not permit any Subsidiary Guarantor to, amend any of the Security Documents in a manner adverse to the interests of the Holders of the Notes.

1025. Advances to Subsidiaries

        All advances to Restricted Subsidiaries made by the Company after the Issue Date will be evidenced by intercompany notes or loan agreements in favor of the Company. Each intercompany note will be issued and each intercompany loan agreement will be executed by the relevant Restricted Subsidiary of the Company in favor of the Company to evidence advances by the Company and will provide that such advances will be payable upon demand and will bear interest at a rate equal to or greater than the rate then payable on the Notes or the maximum rate permitted by applicable law, if lower.

ARTICLE ELEVEN

REDEMPTION OF NOTES

1101. Right of Redemption

        The Notes may be redeemed at the election of the Company, in accordance with the provisions appearing in the form of Note set forth above, at the Redemption Prices specified in such form of Note together with accrued interest and Additional Amounts, if any, to the Redemption Date.

1102. Applicability of Article

        Redemption of Notes at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

1103. Election to Redeem; Notice to Trustee

        The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of all or less than all the Notes, the Company shall, at least 60 days before the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

1104. Selection by Trustee of Notes to Be Redeemed

        If less than all of the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days before the Redemption Date by the Trustee from the Outstanding Notes not previously called for redemption as follows:

  (a)
  if the Notes are listed, in compliance with the requirements of the principal securities exchange on which the Notes are listed (as set forth in an Officer's Certificate delivered by the Company to the Trustee); or

  (b)
  if the Notes are not so listed or if such requirements are not so certified, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

provided that redemption of portions of the principal amount of Notes are made in denominations in integral multiples of €1,000.

        The Trustee shall promptly notify the Company and each Note Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

        For all purposes of this Indenture, unless the context requires otherwise, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

1105. Notice of Redemption

        Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days before the Redemption Date, to each Holder of Notes to be redeemed, at the address appearing in the Note Register or provided to the Trustee by such Holder.

        In addition, the Company shall, at least 30 and not more than 60 days before the Redemption Date, cause notice of such redemption to be published in a leading newspaper having a general circulation in New York City, a leading newspaper having a general circulation in London, and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange so require, a newspaper having a general circulation in Luxembourg, with a copy to the Trustee.

        All notices of redemption shall identify the Note, including its ISIN number, if any, and state:

  (a)
  the Redemption Date,

  (b)
  the Redemption Price,

  (c)
  if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed,

  (d)
  that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that, unless the Company defaults in making such payment on the Redemption Date, interest thereon will cease to accrue on and after said date, and

  (e)
  the place or places where such Notes are to be surrendered for payment of the Redemption Price.

        Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

1106. Deposit of Redemption Price

        Before any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any applicable accrued interest on, all the Notes which are to be redeemed on that date.

1107. Notes Payable on Redemption Date

(1)
Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest) such Notes shall not bear interest. Upon surrender of any such Note for redemption in accordance with said notice to the Trustee or a Paying Agent, such Note shall be paid by the Company at the Redemption Price, together with any applicable accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or before the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

(2)
If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Note.

1108. Notes Redeemed in Part

        Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered. Upon surrender of a Global Note if redeemed in part, the Paying Agent shall forward the Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount at maturity of the Global Note by an amount equal to the redeemed portion of the Global Note, provided that the Global Note shall be in an authorized denomination.

ARTICLE TWELVE

GUARANTEE

1201. Guarantee

(1)
Each Guarantor hereby unconditionally, irrevocably and jointly and severally (a) guarantees, as principal obligor, to each Holder, the Trustee and the Security Trustee and their successors and assigns (i) the full and punctual payment and performance within applicable grace periods of all of the Company's Obligations under this Indenture and the Notes, including the payment of principal of, and premium, if any, interest, Special Interest, if any, and Additional Amounts, if any, on, the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and interest on any such Obligation which is overdue, and of all other monetary Obligations of the Company to the Holders and the Trustee under this Indenture and under the Notes, including Additional Amounts, if any, relating thereto, (ii) the full and punctual performance within applicable grace periods of all other obligations and liabilities of the Company under this Indenture and the Notes, and (iii) the full and punctual performance of all obligations and liabilities of the Company under the Security Documents and (b) agrees to indemnify each Holder, the Trustee and the Security Trustee against any loss incurred by such Holder, the Trustee or the Security Trustee arising out of the non-payment, invalidity or unenforceability of the Company's Obligations, in each case, all in accordance with the terms hereof and thereof (all the foregoing being hereinafter collectively referred to as the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article Twelve notwithstanding any extension or renewal of any Guaranteed Obligation.

(2)
Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder, the Trustee or the Security Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes, any Security Document or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes, any Security Document or any other agreement; (d) the release of any Note held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) except as set forth in Section 1206, any change in the ownership of such Guarantor.

(3)
Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder, the Trustee or the Security Trustee to any Note held for payment of the Guaranteed Obligations.

(4)
Until all of the Company's Obligations have been irrevocably paid and discharged in full, the Holders, the Trustee and the Security Trustee may: (a) refrain from applying or enforcing any other security, moneys or rights held or received by them in respect of such amounts or apply and enforce the same in such manner and order as they see fit (whether against such amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and (b) place in a suspense account (without liability to pay interest thereon) any moneys received from a Guarantor or on account of a Guarantor's liability hereunder.

(5)
Except as expressly set forth in Sections 802(2), 1202, 1206 and 1307, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations, any Guarantee or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder, the Trustee or the Security Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

(6)
Each Guarantor further agrees that its Guarantee herein is a continuing guarantee and shall extend to the ultimate balance of the Company's Obligations and shall continue to be effective or be reinstated in full force and effect, as the case may be, if at any time any payment, or any part thereof, by the Company to the Trustee, the Security Trustee or any Holder of any Guaranteed Obligation, whether for principal or interest or otherwise, is rescinded or must otherwise be restored or returned, upon the bankruptcy, insolvency or reorganization of the Company or otherwise, by any Holder, the Trustee or the Security Trustee to the Company or any custodian, trustee, administrator, liquidator or other similar official acting in relation to the Company or its property

(7)
In furtherance of the foregoing and not in limitation of any other right which any Holder, the Trustee or the Security Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders, the Trustee or the Security Trustee, an amount equal to the sum of the due and unpaid amount of all the Guaranteed Obligations, it being understood that the payment of the accrued and unpaid interest referred to in clause (a) of the first paragraph of this Section 1201 shall be to the extent not prohibited by law.

(8)
Each Guarantor agrees that it shall not be entitled to any right of subrogation or contribution in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations.

(9)
Without limiting the foregoing, each Guarantor hereby agrees that any claim by it against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under its Guarantee, the Notes or this Indenture, including, without limitation, any right of subrogation or indemnity, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the irrevocable payment in full in cash of all outstanding Obligations under the Notes and this Indenture in accordance with the provisions provided therefor in this Indenture. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6 or, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

(10)
Subject to the foregoing paragraph, each Guarantor (a Contributing Guarantor) agrees that, in the event a payment shall be made by any other Guarantor hereunder (the Claiming Guarantor) in respect of any Guaranteed Obligation, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date it became a Guarantor and the denominator shall be the aggregate net worth of all the Guarantors on the date calculated for each Guarantor as of the date it became a Guarantor hereunder.

(11)
A certificate of the Trustee as to any amount owing from the Company hereunder shall be conclusive evidence of such amount as against the Guarantors. No Guarantor will hold any security from the Company in respect of the Guarantor's liability hereunder.

(12)
Payments to be made by a Guarantor hereunder shall be made in immediately available funds in the same currency in which the corresponding Obligations are payable by the Company to such account as the Trustee may specify.

(13)
Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee, the Security Trustee or any Holder in enforcing any rights under this Article Twelve.

1202. Limitation on Liability

(1)
Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Guarantee of such Guarantor hereunder voidable under applicable law, including stipulations in applicable companies laws regarding prohibited financial assistance in the form of providing security or guarantees for the obligations of a third party and laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(2)
Without limiting the generality of the foregoing, the obligations of any Guarantor incorporated in Sweden, in its capacity as a Guarantor under this Article Twelve (each a "Swedish Guarantor"), under this Indenture shall be limited if, but only to the extent, required by the provisions of the Swedish Companies Act (Sw: Aktiebolagslagen (1975:1385)) in force from time to time regulating (i) unlawful financial assistance and other prohibited loans and guarantees (Chapter 12, Section 7 (or any successor provision) and (ii) distribution of assets (Chapter 12, Section 2 (or any successor provision) and, provided that all actions available to such Swedish Guarantor and its shareholders to authorize its Guarantee obligations hereunder have been taken, taking into account also any other security granted or guarantee or both given by such Swedish Guarantor in connection with this Indenture and the Notes which are subject to a corresponding limitation; and the liability of such Swedish Guarantor under this Indenture applies only to the extent permitted by the above referenced provisions of the Swedish Companies Act.

(3)
Without limiting the generality of the foregoing, the obligations of any Guarantor incorporated in Finland, in its capacity as a Guarantor under this Article Twelve (each a "Finnish Guarantor"), under this Indenture shall be limited if, but only to the extent, required by Chapter 12, Section 7 (or any successor provision) of the Finnish Companies Act (Fi: Osakeyhtiölaki (1978:734) in force from time to time regulating unlawful financial assistance and other prohibited loans and guarantees and distribution of assets; and the liability of such Finnish Guarantor under this Indenture applies only to the extent permitted by the above referenced provisions of the Finnish Companies Act.

(4)
Without limiting the generality of the foregoing, the obligations of any Guarantor incorporated in Norway, in its capacity as a Guarantor under this Article Twelve (each a "Norwegian Guarantor"), under this Indenture shall be limited if, but only to the extent, required by Chapter 8, Section 8-7, c.f. Section 1-4, Sub-section 2 (or any successor provisions) of the Norwegian Limited Companies Act (Norwegian: Lov om aksjeselskaper av 13. juni 1997 nr. 44) in force from time to time regulating unlawful financial assistance and other prohibited loans and guarantees; and the liability of such Norwegian Guarantor under this Indenture applies only to the extent permitted by the above referenced provisions of the Norwegian Limited Companies Act.

1203. Successors and Assigns

        This Article Twelve shall be binding upon each Guarantor and its successors and assigns and shall ensure to the benefit of the successors and assigns of the Trustee, the Holders and the Security Trustee and, in the event of any transfer or assignment of rights by any Holder, the Trustee or the Security Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes and Security Documents shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

1204. No Waiver

        Neither a failure nor a delay on the part of either the Trustee, the Holders or the Security Trustee in exercising any right, power or privilege under this Article Twelve shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Holders and the Security Trustee herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Twelve at law, in equity, by statute or otherwise.

1205. Modification

        No modification, amendment or waiver of any provision of this Article Twelve nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

1206. Release of Guarantors

        The Guarantee of each Guarantor which is a Subsidiary (and of any other Guarantor which is a Subsidiary of such Guarantor) will be deemed released from all obligations under this Article Twelve without any further action required on the part of the Trustee, any Holder or the Security Trustee: (a) upon the irrevocable payment in full in cash of all Obligations under the Notes and this Indenture in accordance with the provisions provided therefor in this Indenture; (b) in the event that all the Share Capital of such Guarantor is sold or otherwise disposed of to a Person or Persons that are not Affiliates of the Company, provided that (i) no Default or Event of Default shall have occurred and be continuing or would occur as a result or such sale or disposition, (ii) such sale or disposition complies with the provisions of Section 1014 and immediately following the consummation of such sale or disposition such Guarantor is no longer a Restricted Subsidiary, (iii) such Guarantor is simultaneously released from its obligations in respect of all other Indebtedness of the Company and all indebtedness of all other Restricted Subsidiaries of the Company and (iv) the proceeds from such sale or disposition are used for purposes otherwise permitted or required by this Indenture; (c) in the event such Guarantee was issued after the Issue Date pursuant to the requirements of Section 1017, upon the release or discharge (other than as a result of the payment thereof) of such Guarantee or the security granted by such Guarantor that resulted in the issuance of the Guarantee pursuant to such covenant; (d) upon Legal Defeasance or Covenant Defeasance; or (e) upon designation by the Company of such Guarantor as an Unrestricted Subsidiary. The Trustee shall, at the sole cost and expense of the Company, and upon receipt at the request of the Trustee of an Opinion of Counsel that the provisions of this Section 1206 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a Company Order accompanied by an Officers' Certificate certifying as to compliance with this Section 1206.

        Upon any release of such Note Guarantee as contemplated above, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rule of such Stock Exchange shall so require, such Stock Exchange will be notified, notice will be published in a newspaper having general circulation in Luxembourg and a supplemental offering circular meeting the requirements of such Stock Exchange will be filed with such Stock Exchange to disclose such release.

1207. Severability

        In case any provision of the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

ARTICLE THIRTEEN

DEFEASANCE AND COVENANT DEFEASANCE

1301. Company's Option to Effect Defeasance or Covenant Defeasance

        The Company may at its option by Board Resolution, at any time, elect to have either Section 1302 or Section 1303 applied to the Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.

1302. Defeasance and Discharge

        Upon the Company's exercise of the option provided in Section 1301 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

(1)
the rights of Holders of such Notes to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest (including Special Interest, if any) on such Notes when such payments are due;

(2)
the Company's obligations with respect to such Notes under Sections 304, 305, 306, 1002 and 1003;

(3)
the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and

(4)
this Article Thirteen.

        Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303.

1303. Covenant Defeasance

        Upon the Company's exercise of the option provided in Section 1301 applicable to this Section:

(1)
the Company shall be released from its obligations under Sections 1005 through 1018, inclusive, Sections 1024 and 1025, Section 801(2) and (3), and Section 802(2); and

(2)
the occurrence of an event specified in Sections 501(3), 501(4) (with respect to Section 801(2) and (3) and Section 802(2)), 501(5) (with respect to any of Sections 1005 through 1018, inclusive, Section 1024 or Section 1025), shall not be deemed to be an Event of Default on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance").

        For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Clause or by reason of any reference in any such Section or Clause to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

1304. Conditions to Defeasance or Covenant Defeasance

        The following shall be the conditions to application of either Section 1302 or Section 1303 to the then Outstanding Notes:

(1)
The Company must irrevocably deposit with the Trustee, in trust for the benefit of the Holders of the Notes, cash in euros, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, Special Interest, if any, and Additional Amounts, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)
In the case of an election under Section 1302, the Company shall have delivered to the Trustee, in form and substance satisfactory to the Trustee:

(a)
an Opinion of U.S. Counsel and an Opinion of Swedish Counsel stating that

(i)
the Company has received from, or there has been published by, the United States Internal Revenue Service and the Skattemyndigheten (the Swedish Tax Authority) a ruling or;

(ii)
since the date of this Indenture there has been a change in the applicable income tax law,

    in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for United States Federal or Swedish income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States Federal or Swedish income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

  (b)
  an Opinion of U.S. Counsel, in the event the defeasance trust is governed by U.S. law, or Swedish Counsel, in the event the defeasance trust is governed by Swedish law, to the effect that, under the laws in the United States or Sweden, as the case may be, in effect at the time of such deposit, payments made from the defeasance trust would not require the payment of Additional Amounts if the provisions of Section 1018 above were applicable to such payments.

(3)
In the case of an election under Section 1303, the Company shall have delivered to the Trustee, in form and substance satisfactory to the Trustee:

(a)
an Opinion of U.S. Counsel and an Opinion of Swedish Counsel (which may be based upon ruling from the applicable tax authority) to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for United States Federal or Swedish income tax or other tax purposes as a result of such deposit and covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

(b)
an Opinion of U.S. and Swedish Counsel to the effect that, under the respective laws in the U.S. and Sweden in effect at the time of such deposit, payments made from the defeasance trust would not require the payment of Additional Amounts if the provisions of Section 1018 above were applicable to such payments.

(4)
The Company shall have delivered to the Trustee an Officer's Certificate to the effect that the Notes if then listed on any securities exchange, will not be delisted as a result of such deposit.

(5)
Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities of the Company.

(6)
No Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as subsections 501(9) is concerned, at any time during the period ending three months after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(7)
Such defeasance or covenant defeasance shall not result in a material breach or violation of, or constitute a material default under, any other material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound.

(8)
The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, in form and substance satisfactory to the Trustee, each stating that all conditions precedent provided for relating to either the defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been complied with.

(9)
The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such defeasance or covenant defeasance shall not result in the trust arising from such deposit to be subject to regulation as an investment company under the United States Investment Company Act of 1940, as amended, or such trust shall be qualified under such act.

(10)
The Company must have delivered to the Trustee an Opinion of Counsel to the effect that after three months following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

(11)
The Company must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

(12)
The Company must deliver to the Trustee such other document or other information as the Trustee may reasonably require in connection herewith.

1305. Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions

        Subject to the provisions of the last paragraph of Section 1003, all euros and Swedish Government Euro Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee—collectively, for purposes of this Section 1305, the "Trustee") pursuant to Section 1304 in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the euros and the Swedish Government Euro Obligations deposited with the Trustee pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

        Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Order any euros or Swedish Government Euro Obligations held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

1306. Reinstatement

        If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1302 or 1303 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1302 or 1303; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

1307. Release of Guarantors

        If the Company effects defeasance or covenant defeasance in accordance with the terms of this Article Thirteen, each Guarantor shall be released from all its obligations with respect to its Note Guarantee and the Security Documents.

ARTICLE FOURTEEN

SECURITY DOCUMENTS

1401. Collateral and Security Documents

(1)
To secure the full and punctual payment when due and the full and punctual performance of the Obligations of the Company and the Guarantors under this Indenture and the Notes, the Security Trustee, the Trustee are authorized and directed to enter into the Security Trustee Agreement and the other Security Documents, and are authorized to enter into additional Security Documents. The Trustee, the Company and the Guarantors hereby acknowledge and agree that the Security Trustee holds the Collateral on its own behalf and in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Documents. Each Holder, by accepting a Note, shall be deemed to have agreed to (i) the appointment of the Security Trustee under the Security Trustee Agreement, (ii) all the terms and provisions of the Security Documents (including, without limitation, the provisions providing for the enforcement, foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the terms of this Indenture.

(2)
The Trustee and each Holder, by accepting a Note, shall be deemed to have agreed that the Security Trustee and its officers, directors, employees, agents, custodians, attorneys-in-fact and affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Security Documents, this Indenture or the Notes (except for its or such Person's liability for its own or such Person's own gross negligence or wilful misconduct) or (ii) responsible or liable in any manner to the Trustee or any Holder for (a) any recitals, statements, representations or warranties made by the Company, a Guarantor or any officer thereof contained in any Security Document, the Indenture or the Notes or in any certificate, report, statement or other document referred to or provided for in, or received by, the Security Trustee under or in connection with this Agreement, any Security Document, the Indenture or the Notes, (b) the legality, value, validity, effectiveness, genuineness, enforceability or sufficiency of the Security Documents, (c) any failure of the Company or any Guarantor to perform its obligations thereunder, (d) the existence, genuineness, value or protection of any Collateral securing the Notes, or (e) the creation, perfection, priority, sufficiency or protection of any of the Liens, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Security Documents or any Liens thereunder or any delay in doing so. The Security Trustee shall not be under any obligation to the Trustee or the Holders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Security Documents, the Indenture or the Notes.

(3)
Each Holder shall also be deemed to authorize and direct the Trustee, who shall in turn be authorized to instruct and direct the Security Trustee, with respect to each of the Security Documents to which it is a party, to perform their respective obligations and exercise their respective rights thereunder in accordance therewith.

(4)
Each Holder, the Company and each Guarantor acknowledge and agree (i) that the Security Documents do, and may, provide benefits to the Trustee and the Security Trustee and secure obligations owed to the Trustee and the Security Trustee pursuant to the Security Documents and (ii) that the Security Trustee shall hold the Collateral for the benefit of the Security Trustee as well as for the benefit of the Holders and the Trustee.

(5)
The Company shall deliver to the Trustee copies of all documents delivered to the Security Trustee pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Security Trustee the security interest in the Collateral contemplated by this Indenture, the Security Documents or any part hereof or thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured thereby, according to the intent and purposes herein and therein expressed, and to maintain, perfect, preserve and protect the Liens on and security interests in the Collateral granted by the Security Documents. The Company and the Guarantors shall take, upon the written request of the Security Trustee or the Trustee (to the extent the Trustee is permitted to make such request under the Security Documents), any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the obligations of the Company and the Guarantors under this Indenture, the Notes and the Security Documents, a valid and enforceable perfected Lien on and security interest in all of the Collateral, in favor of the Security Trustee for itself and for the benefit of the Trustee and the Holders.

(6)
The Company and the Guarantors shall at all times comply with the provisions of section 314(b) of the Trust Indenture Act as then in effect.

1402. Possession, Use and Release of Collateral

(1)
Each Holder, by accepting a Note, consents and agrees to the provisions of the Security Documents governing the possession, use and release of Collateral. Without limiting the generality of the foregoing, each Holder, by accepting a Note, consents and agrees that Collateral may, and, as applicable, shall, be released or substituted in accordance with the terms of this Indenture and the Security Documents.

(2)
Without limiting the provisions of clause (1) of this Section 1402, and subject to the provisions of each Security Document applicable to such Collateral, unless a Default or an Event of Default has occurred and is continuing, in the event of any request being made of the Trustee or the Security Trustee to release any portion of the Collateral which is the subject of an Asset Sale from the Liens created under the Security Documents (such Collateral to be released being the "Released Interest"), the Trustee shall be authorized to direct the Security Trustee to consent to such request and release such Released Interest (and for the avoidance of doubt, the Security Trustee shall be authorized, in turn, to give such consent and release such Released Interest), subject to compliance with the condition that the Company deliver to the Trustee the following:

  (a)
  a notice from the Company requesting the release of the Released Interest:

  (i)
  describing the proposed Released Interest;

  (ii)
  stating that the release of such Released Interest will not interfere with the Security Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral; and

  (iii)
  in the event that any assets other than cash comprise a portion of the consideration received in such Asset Sale, specifically describing such assets;

  (b)
  an Officers' Certificate stating that:

  (i)
  such Asset Sale (i) does not include the sale of assets other than the Released Interest and (ii) complies with the terms and conditions of this Indenture with respect to Asset Sales;

  (ii)
  all Net Cash Proceeds from the sale of the Released Interest will be applied pursuant to the provisions of Section 1014;

  (iii)
  there is no Default in effect or continuing on the date thereof or on the date of such Asset Sale;

  (iv)
  the release of the Collateral will not result in a Default or an Event of Default;

  (v)
  the sale of, or an agreement to sell, such Released Interest, is in connection with a bona fide sale to a Person that is not an Affiliate of the Company; and

  (vi)
  all conditions precedent in this Indenture and the Security Documents relating to the release in question have been complied with;

  (c)
  a description of the Net Cash Proceeds and other non-cash consideration from the Asset Sale required to be delivered to the Trustee or the Security Trustee pursuant to this Indenture;

  (d)
  all documentation necessary or reasonably requested by the Trustee to grant to the Security Trustee a security interest in and Lien on all assets (other than cash) comprising the consideration received in such Asset Sale, if any; and

  (e)
  all documentation required by the Trust Indenture Act (including without limitation section 314(d) thereof) prior to the release of Collateral by the Trustee or the Security Trustee.

  If any conflict or inconsistency exists between this Clause (2) and any applicable Security Document, the applicable Security Document shall govern.

(3)
Without limiting the provisions of clause (1) of this Section 1402, and subject to the provisions of each Security Document applicable to such Collateral, in the event of any request being made of the Trustee or the Security Trustee to release any portion of the Collateral comprised of a bus or buses which has or have become worn-out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company and its Restricted Subsidiaries (such bus or buses to be released being the "Surplus Buses") to permit a sale of such Surplus Buses, the Trustee shall be authorized to direct the Security Trustee to consent to such request and release such Surplus Buses (and for the avoidance of doubt, the Security Trustee shall be authorized, in turn, to give such consent and release such Surplus Buses), subject to compliance with the condition that the Company deliver to the Trustee the following:

(a)
a notice from the Company requesting the release of the Surplus Buses; and

  (b)
  an Officers' Certificate stating that:

  (i)
  such sale of Surplus Buses (i) is not an Asset Sale and (ii) otherwise complies with the terms and conditions of this Indenture with respect to such sale;

  (ii)
  there is no Default in effect or continuing on the date thereof or on the date of such sale;

  (iii)
  no Event of Default will occur as a result of the actions contemplated by or reasonably related to the requested consent, including under Section 1004; and

  (iv)
  confirming that such sale is made for consideration which represents the fair market value of such Surplus Buses.

  If any conflict or inconsistency exists between this Clause (3) and any applicable Security Document, the applicable Security Document shall govern.

(4)
In the event (i) the Trustee shall receive any written request from the Company or any Guarantor under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company's or any Guarantor's obligations with respect thereto or (ii) there shall be required from the Trustee under the provisions of any Security Document any performance or the delivery of any instrument, and the Trustee's response or action is not otherwise specifically contemplated under this Indenture, then, in each such event, the Trustee shall, within ten Business Days, advise the Holders, in writing and at the Company's expense, of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered. The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes pursuant to Section 512 shall have the exclusive authority to direct the Trustee's response to any of the circumstances contemplated in clauses (i) and (ii) above. In the event the Trustee shall be required to respond to any of the circumstances contemplated in this Section, the Trustee shall not be required so to respond unless it shall have received written authority by not less than a majority in aggregate principal amount of the then outstanding Notes; provided that the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance (the expenses of which shall be reimbursed to the Trustee by the Company). The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of Holders pursuant to Section 512.

(5)
To the extent applicable, the Company and the Guarantors shall comply (or cause compliance) with section 313(b) of the Trust Indenture Act, relating to reports, and section 314(d) of the Trust Indenture Act, relating to the release of property or securities from the Lien and security interest of this Indenture and the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of this Indenture and the Security Documents. Any certificate or opinion required by section 314(d) of the Trust Indenture Act may be made by an Officer of the Company or a Guarantor, as applicable, except in cases where such section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Security Trustee in the exercise of reasonable care. Neither the Trustee nor the Security Trustee shall have any duty to confirm the legality or validity of such documents.

1403. Suits To Protect the Collateral

        Subject to the provisions of the Security Documents, the Trustee and the Security Trustee shall have power to institute and to maintain such suits and proceedings as either of them may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Security Trustee, in their sole discretion, may deem expedient to preserve or protect their interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Lien on any Collateral or be prejudicial to the interests of the Holders, the Trustee or the Security Trustee).

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

CONCORDIA BUS NORDIC AB
By:	/s/ GEORG KERVEL
Name:	Georg Kervel
Title:	Risk Management and Treasury Officer
The initial Guarantors:
CONCORDIA BUS NORDIC HOLDING AB
By:	/s/ GEORG KERVEL
Name:	Georg Kervel
Title

SWEBUS AB
By:	/s/ GEORG KERVEL
Name:	Georg Kervel
Title:
SWEBUS BUSCO AB
By:	/s/ GEORG KERVEL
Name:	Georg Kervel
Title:
SWEBUS EXPRESS BUS AB
By:	/s/ GEORG KERVEL
Name:	Georg Kervel
Title:
INTERBUS AB
By:	/s/ GEORG KERVEL
Name:	Georg Kervel
Title:
INGENIØR M.O. SCHØYENS BILCENTRALER AS
By:	/s/ GEORG KERVEL
Name:	Georg Kervel
Title:
CONCORDIA BUS FINLAND OY AB
By:	/s/ GEORG KERVEL
Name:	Georg Kervel
Title:
SWEBUS FASTIGHETER AB
By:	/s/ GEORG KERVEL
Name:	Georg Kervel
Title:
ALPUS AB
By:	/s/ GEORG KERVEL
Name:	Georg Kervel
Title:
ENKÖPING-BÅLSTA FASTIGHETSBOLAG AB
By:	/s/ GEORG KERVEL
Name:	Georg Kervel
Title:

MALMFÄLTENS OMNIBUS AB
By:	/s/ GEORG KERVEL
Name:	Georg Kervel
Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:	/s/ RODNEY GAUGHAN
Name:	Rodney Gaughan
Title	Assistant Vice President
By:	/s/ WANDA CAMACHO
Name:	Wanda Camacho
Title:	Vice President

SCHEDULE 1

SECURITY DOCUMENTS

1.
Share Pledge Agreement between Holding and the Security Trustee dated 22 January 2004, in respect of shares of the Company.

2.
First Priority Share Pledge Agreement between the Company and the Security Trustee dated 22 January 2004, in respect of shares of Swebus BusCo AB, Swebus Express Bus AB, Swebus Fastigheter AB, Interbus AB and Swebus AB.

3.
Share Pledge Agreement between the Company and the Security Trustee dated 22 January 2004, in respect of shares of Concordia Bus Finland Oy AB.

4.
Share Pledge Agreement between the Company and the Security Trustee dated 22 January 2004, in respect of shares of Ingeniør M.O. Schøyens Bilcentraler AS.

5.
Intragroup Loan Pledge Agreement between the Company and the Security Trustee dated 22 January 2004, in respect of the Busco Promissory Note and the Swebus Promissory Note.

6.
Share Pledge Agreement between Swebus Fastigheter AB and the Security Trustee dated 22 January 2004, in respect of shares of Alpus AB, Enköping-Bålsta Fastighetsbolag AB and Malmfältens Omnibus AB.

7.
First Ranking Pledge of Floating Charge between Alpus AB and the Security Trustee dated 22 January 2004.

8.
First Ranking Pledge of Floating Charge between Enköping-Bålsta Fastighetsbolag AB and the Security Trustee dated 22 January 2004.

9.
First Ranking Pledge of Floating Charge between Malmfältens Omnibus AB and the Security Trustee dated 22 January 2004.

10.
First Ranking Pledge of Floating Charge between Swebus AB and the Security Trustee dated 22 January 2004.

11.
Second Ranking Pledge of Floating Charge between Swebus AB and the Company dated 22 January 2004.

12.
First Ranking Pledge of Buses Agreement between Swebus BusCo AB and the Security Trustee dated 22 January 2004.

13.
Second Ranking Pledge of Buses Agreement between Swebus BusCo AB and the Company dated 22 January 2004.

14.
Account Pledge Agreement between Ingeniør M.O. Schøyens Bilcentraler AS and the Security Trustee dated 22 January 2004.

15.
Declaration of Pledge between Ingeniør M.O. Schøyens Bilcentraler AS and the Security Trustee dated 22 January 2004.

16.
Pledge of Floating Charge between Concordia Bus Finland Oy AB and the Security Trustee dated 22 January 2004 in respect of bearer notes.

S-1

ANNEX A

FORM OF REGULATION S CERTIFICATE

(For transfers pursuant to § 305(b)(i), (iii), (iv) and (v) of this Indenture)

Deutsche Bank Trust Company Americas
60 Wall Street
New York, NY 10005

[

]

Attn: Corporate Trust and Agency Services

Re:
9.125% Senior Secured Notes due August 1, 2009 of Concordia Bus Nordic AB (publ) (the "Notes")

        Reference is made to the Indenture, dated January 22, 2004 (the "Indenture"), between Concordia Bus Nordic AB (publ), (the "Company") and Deutsche Bank Trust Company Americas, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

        This certificate relates to €            principal amount of Notes, which are evidenced by the following certificate(s) (the "Specified Notes"):

COMMON CODE No(s).

ISIN No(s).

CERTIFICATE No(s).

        The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes, (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so or (iii) it is the Holder of a Global Note and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

        The Owner has requested that the Specified Notes be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Note. In connection with such transfer, the Owner hereby certifies or has certified that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 of Regulation S or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies or has certified as follows:

(1)
Rule 904 Transfers

        If the transfer is being effected in accordance with Rule 904 of Regulation S:

  (A)
  the Owner is not a distributor of the Notes, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

A-1

  (B)
  the offer of the Specified Notes was not made to a person in the United States or for the account or benefit of a U.S. Person;

  (C)
  either:

  (i)
  at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

  (ii)
  the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the International Securities Market Association or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

  (D)
  no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

  (E)
  if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Notes, and the transfer is to occur during the Distribution Compliance Period, then the requirements of Rule 904(c)(1) have been satisfied; and

  (F)
  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(2)
Rule 144 Transfers

        If the transfer is being effected pursuant to Rule 144:

  (A)
  the transfer is occurring after [            ], and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

  (B)
  the transfer is occurring after [            ], and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)
By:
Name: Title:
(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

A-2

ANNEX B

FORM OF RESTRICTED NOTES CERTIFICATE

(For transfers pursuant to § 305(b)(ii), (iii), (iv) and (v) of this Indenture)

Deutsche Bank Trust Company Americas
60 Wall Street
New York, NY 10005

[

]

Attn: Corporate Trust and Agency Services

Re:
9.125% Senior Secured Notes due August 1, 2009 of Concordia Bus Nordic AB (publ) (the "Notes")

        Reference is made to the Indenture, dated January 22, 2004 (the "Indenture"), between Concordia Bus Nordic AB (publ) (the "Company") and Deutsche Bank Trust Company Americas, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

        This certificate relates to €            principal amount of Notes, which are evidenced by the following certificate(s) (the "Specified Notes"):

COMMON CODE No(s).

ISIN No(s).

CERTIFICATE No(s).

        The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes, (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so or (iii) it is the Holder of a Global Note and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

        The Owner has requested that the Specified Notes be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Note. In connection with such transfer, the Owner hereby certifies or has certified that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies or has certified that:

(1)
Rule 144A Transfers

        If the transfer is being effected in accordance with Rule 144A:

  (A)
  the Specified Notes are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of

B-1

    Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

  (B)
  the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.

(2)
Rule 144 Transfers

        If the transfer is being effected pursuant to Rule 144:

  (A)
  the transfer is occurring after [                        ], and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

  (B)
  the transfer is occurring after [                        ], and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)
By:
Name: Title:
(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

B-2

ANNEX C

FORM OF UNRESTRICTED NOTES CERTIFICATE

(For removal of Securities Act legends pursuant to § 305(c))

Deutsche Bank Trust Company Americas
60 Wall Street
New York, NY 10005

[

]

Attn: Corporate Trust and Agency Services

Re:
9.125% Senior Secured Notes due August 1, 2009 of Concordia Bus Nordic AB (publ) (the "Notes")

        Reference is made to the Indenture, dated January 22, 2004 (the "Indenture"), between Concordia Bus Nordic AB (publ) (the "Company") and Deutsche Bank Trust Company Americas, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

        This certificate relates to €                        principal amount of Notes, which are evidenced by the following certificate(s) (the "Specified Notes"):

COMMON CODE No(s).

ISIN No(s).

CERTIFICATE No(s).

        The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes, (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so or (iii) it is the Holder of a Global Note and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

        The Owner has requested that the Specified Notes be exchanged for Notes bearing no Securities Act legend pursuant to Section 305(c) of this Indenture. In connection with such exchange, the Owner hereby certifies or has certified that the exchange is occurring after February 7, 2002, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges or has acknowledged that any future transfers of the Specified Notes must comply with all applicable securities laws of the states of the United States and other jurisdictions.

C-1

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)
By:
Name: Title:
(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

C-2

ANNEX D

Concordia Bus Nordic AB (publ)

The Euroclear System
1 Boulevard du Roi Albert II
B-1210 Brussels

Clearstream Banking S.A.
3-5 Place Winston Churchill
L-2964 Luxembourg

Deutsche Bank Trust Company Americas
60 Wall Street
New York, NY 10005

[

]

Attn: Corporate Trust and Agency Services

Re:
11% Senior Secured Notes due August 1, 2009

Ladies and Gentlemen:

        Reference is hereby made to the Indenture dated January 22, 2009 (the "Indenture") between Concordia Bus Nordic AB (publ) and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used and not defined herein shall have the meanings given them in the Indenture.

        This letter relates to €            principal amount of Notes represented by the Regulation S Global Note. We hereby certify that the offering of the Notes closed on February 7, 2000 and therefore, the distribution compliance period (as defined in Regulation S) with respect to the offer and sale of the Notes will terminate on     •    .

Concordia Bus Nordic AB
By:
Name: Title:

D-1

Reconciliation and tie between the Trust Indenture Act
of 1939 and this Indenture, dated as of July 19, 1999

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	608
610
§ 311(a)	613
(b)	613
§ 312(a)	701
702(a)
(b)	702(b)
(c)	702(c)
§ 313(a)	703(a)
(b)	703(a)
(c)	703(a)
(d)	703(b)
§ 314(a)	704
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
§ 315(a)	601
(b)	602
(c)	601
(d)	601
(e)	514
§ 316(a)	101
(a)(1)(A)	502
(a)(1)(B)	513
(a)(2)	Not Applicable
(b)	508
§ 317(a)(1)	503
(a)(2)	504
(b)	1003
§ 318(a)	107

TABLE OF CONTENTS

101.	DEFINITIONS	1
102.	COMPLIANCE CERTIFICATES AND OPINIONS	24
103.	FORM OF DOCUMENTS DELIVERED TO TRUSTEE	24
104.	ACTS OF HOLDERS; RECORD DATE	25
105.	NOTICES, ETC., TO TRUSTEE AND COMPANY	26
106.	NOTICE TO HOLDERS; WAIVER	26
107.	TRUST INDENTURE ACT CONTROLS	26
108.	EFFECT OF HEADINGS AND TABLE OF CONTENTS; COUNTERPARTS	27
109.	SUCCESSORS AND ASSIGNS	27
110.	SEVERABILITY CLAUSE	27
111.	BENEFITS OF INDENTURE	27
112.	GOVERNING LAW	27
113.	LEGAL HOLIDAYS	27
114.	AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES	28
115.	CONVERSION OF CURRENCY	29
116.	CURRENCY EQUIVALENT	29
201.	FORMS GENERALLY	29
202.	FORM OF FACE OF GLOBAL NOTE	30
203.	FORM OF FACE OF CERTIFICATED NOTE	32
204.	FORM OF REVERSE OF NOTE	35
205.	FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION	40
301.	TITLE AND TERMS	41
302.	DENOMINATIONS	42
303.	EXECUTION, AUTHENTICATION, DELIVERY AND DATING	42
304.	TEMPORARY NOTES	43
305.	TRANSFER AND EXCHANGE	43
306.	MUTILATED, DESTROYED, LOST AND STOLEN NOTES	48
307.	PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED	48
308.	PERSONS DEEMED OWNERS	49
309.	CANCELLATION	49
310.	COMPUTATION OF INTEREST	50
311.	COMMON CODE/ISIN NUMBERS	50
312.	PRESCRIPTION	50
401.	SATISFACTION AND DISCHARGE OF INDENTURE	50
402.	APPLICATION OF TRUST MONEY	51
501.	EVENTS OF DEFAULT	51
502.	ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT	53
503.	COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE	54
504.	TRUSTEE MAY FILE PROOFS OF CLAIM	55
505.	TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES	55
506.	APPLICATION OF MONEY COLLECTED	55
507.	LIMITATION ON SUITS	56
508.	UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST	56
509.	RESTORATION OF RIGHTS AND REMEDIES	56
510.	RIGHTS AND REMEDIES CUMULATIVE	56
511.	DELAY OR OMISSION NOT WAIVER	57
512.	CONTROL BY HOLDERS	57
513.	WAIVER OF PAST DEFAULTS	57

514.	UNDERTAKING FOR COSTS	57
515.	WAIVER OF STAY OR EXTENSION LAWS	58
601.	CERTAIN DUTIES AND RESPONSIBILITIES	58
602.	NOTICE OF DEFAULTS	58
603.	CERTAIN RIGHTS OF TRUSTEE	59
604.	NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES	60
605.	MAY HOLD NOTES	60
606.	MONEY HELD IN TRUST	60
607.	COMPENSATION AND REIMBURSEMENT	60
608.	DISQUALIFICATION; CONFLICTING INTERESTS	61
609.	CORPORATE TRUSTEE REQUIRED; ELIGIBILITY	61
610.	RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR	61
611.	ACCEPTANCE OF APPOINTMENT BY SUCCESSOR	62
612.	MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS	63
613.	PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY	63
614.	APPOINTMENT OF AUTHENTICATING AGENT	63
615.	TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE COMPANY	64
701.	COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS	65
702.	PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS	65
703.	REPORTS BY TRUSTEE	65
704.	OFFICER'S CERTIFICATE WITH RESPECT TO CHANGE IN INTEREST RATES	65
801.	COMPANY AND GUARANTORS MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS	66
802.	SUCCESSOR SUBSTITUTED	68
901.	SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS	68
902.	SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS	69
903.	EXECUTION OF SUPPLEMENTAL INDENTURES	70
904.	EFFECT OF SUPPLEMENTAL INDENTURES	70
905.	CONFORMITY WITH TRUST INDENTURE ACT	70
906.	REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES	70
1001.	PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST	71
1002.	MAINTENANCE OF OFFICE OR AGENCY	71
1003.	MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST	71
1004.	EXISTENCE	72
1005.	MAINTENANCE OF PROPERTIES	72
1006.	PAYMENT OF TAXES AND OTHER CLAIMS	73
1007.	MAINTENANCE OF INSURANCE	73
1008.	LIMITATION ON INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED SHARE CAPITAL AND PREFERRED SHARES	73
1009.	LIMITATION ON RESTRICTED PAYMENTS	76
1010.	LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES	78
1011.	LIMITATION ON LIENS	79
1012.	LIMITATION ON SALE AND LEASEBACK TRANSACTIONS	79
1013.	LIMITATION ON TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS	80
1014.	LIMITATION ON CERTAIN ASSET SALES	81
1015.	CHANGE OF CONTROL	82
1016.	LIMITATION ON SALES AND ISSUANCES OF EQUITY INTERESTS IN RESTRICTED SUBSIDIARIES	84
1017.	LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS	84
1018.	ADDITIONAL AMOUNTS	85
1019.	PROVISION OF FINANCIAL INFORMATION	88
1020.	STATEMENT BY OFFICERS AS TO DEFAULT; COMPLIANCE CERTIFICATES	88
1021.	WAIVER OF CERTAIN COVENANTS	89

1022.	DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES	89
1023.	PAYMENTS FOR CONSENT	89
1024.	PERMITTED ACTIVITIES AND AMENDMENT OF SECURITY DOCUMENTS	90
1025.	ADVANCES TO SUBSIDIARIES	90
1101.	RIGHT OF REDEMPTION	90
1102.	APPLICABILITY OF ARTICLE	90
1103.	ELECTION TO REDEEM; NOTICE TO TRUSTEE	90
1104.	SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED	91
1105.	NOTICE OF REDEMPTION	91
1106.	DEPOSIT OF REDEMPTION PRICE	92
1107.	NOTES PAYABLE ON REDEMPTION DATE	92
1108.	NOTES REDEEMED IN PART	92
1201.	GUARANTEE	92
1202.	LIMITATION ON LIABILITY	95
1203.	SUCCESSORS AND ASSIGNS	95
1204.	NO WAIVER	96
1205.	MODIFICATION	96
1206.	RELEASE OF GUARANTORS	96
1207.	SEVERABILITY	97
1301.	COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE	97
1302.	DEFEASANCE AND DISCHARGE	97
1303.	COVENANT DEFEASANCE	97
1304.	CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE	98
1305.	DEPOSITED MONEY AND GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS	99
1306.	REINSTATEMENT	100
1401.	COLLATERAL AND SECURITY DOCUMENTS	100
1402.	POSSESSION, USE AND RELEASE OF COLLATERAL	101
1403.	SUITS TO PROTECT THE COLLATERAL	103

CONFORMED COPY

Dated January 22, 2004
CONCORDIA BUS NORDIC AB (publ) (the "Company")
and
the Guarantors party hereto
to
DEUTSCHE BANK TRUST COMPANY AMERICAS (the "Trustee")

INDENTURE
9.125% Senior Secured Notes due August 1, 2009

ALLEN & OVERY New York 13117-00803 NY:131591.4

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